=====================================================


                 CERTIFICATE PURCHASE AGREEMENT

                        (Series 1997-1)

                          by and among



                 PROFFITT'S CREDIT CORPORATION,


                       PROFFITT'S, INC.,


                ENTERPRISE FUNDING CORPORATION,


                RECEIVABLES CAPITAL CORPORATION,


                       NATIONSBANK, N.A.,


                              and


     BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION




                  Dated as of August 21, 1997


           ===========================================


                     TABLE OF CONTENTS


                         ARTICLE I

                        DEFINITIONS

     SECTION 1.1.   Definitions. . . . . . . . . . . . . . . .  2
     SECTION 1.2.   Other Terms. . . . . . . . . . . . . . . . 13
     SECTION 1.3.   Computation of Time Periods . . . . . . .  13

                      ARTICLE II

           PURCHASE OF SENIOR CERTIFICATES

     SECTION 2.1.   Purchase. . . . . . . . . . . . .  . . . .  14
     SECTION 2.2.   Increase of Senior Class Investor Amount. . 14
     SECTION 2.3.   Fees . . . . . . . . . . . . . . . . . . .  17
     SECTION 2.4.   Sharing of Payments, Etc.. . . . . . . . .  17
     SECTION 2.5.   Right of Setoff. . . . . . . . . . . . . .  18
     SECTION 2.6.   Interest Rate; Eurodollar Rate Protection;
                    Illegality . . . . . . . . . . . . . . . .  18
     SECTION 2.7.   Notice of Reinvestment Termination Date . . 23

                     ARTICLE III

      REPRESENTATIONS, WARRANTIES AND COVENANTS

     SECTION 3.1.   Representations and Warranties of the
                    Transferor . . . . . . . . . . . . . . . . . 24
     SECTION 3.2.   Representations and Warranties of the
                    Servicer. . . . . . . . . . . . . . . . . .  29
     SECTION 3.3.   Covenants of the Transferor . . . . . . . .  32
     SECTION 3.4.   Covenants of the Servicer . . . . . . . . .  43
     SECTION 3.5.   Tax Treatment. . . . . . . . . . . . . . . . 44
     SECTION 3.6.   Conditions Precedent . . . . . . . . . . . . 44
     SECTION 3.7.   Quarterly Certificate. . . . . . . . . . . . 47
     SECTION 3.8.   Periodic Notices and Reports . . . . . . . . 48

                      ARTICLE IV

      INDEMNIFICATION; EXPENSES; RELATED MATTERS

     SECTION 4.1.   Indemnities by the Transferor. . . . . . . . 49
     SECTION 4.2.   Indemnity for Taxes, Reserves and Expenses . 52
     SECTION 4.3.   Taxes. . . . . . . . . . . . . . . . . . . . 55
     SECTION 4.4.   Other Costs, Expenses and Related Matters. . 57
     SECTION 4.5.   Indemnification by Servicer . . . . . . . .  57

                      ARTICLE V

     THE AGENT; BANK COMMITMENT; SENIOR CLASS AGENTS

     SECTION 5.1.   Authorization and Action of Agent. . . . . .  59
     SECTION 5.2.   Agent's Reliance, Etc. . . . . . . . . . . .  60
     SECTION 5.3.   Credit Decision. . . . . . . . . . . . . . .  61
     SECTION 5.4.   Indemnification of the Agent . . . . . . . .  62
     SECTION 5.5.   Successor Agent. . . . . . . . . . . . . . .  62
     SECTION 5.6.   Payments by the Agent. . . . . . . . . . . .  63
     SECTION 5.7.   Bank Commitment; Assignment to Bank Investors.64
     SECTION 5.8.   Authorization and Action of Senior Class Agent69
     SECTION 5.9.   Senior Class Agents' Reliance, Etc. . . . . . 71
     SECTION 5.10.  Credit Decision. . . . . . . . . . . . . . .  72
     SECTION 5.11.  Indemnification of the Senior Class Agent . . 72
     SECTION 5.12.  Successor Senior Class Agent . . . . . . . . .73
     SECTION 5.13.  Payments by the Senior Class Agents. . . . . .74

                      ARTICLE VI

                    MISCELLANEOUS

     SECTION 6.1.   Term of Agreement. . . . . . . . . . . . . . .75
     SECTION 6.2.   Waivers; Amendments. . . . . . . . . . . . . .75
     SECTION 6.3.   Notices, Etc.. . . . . . . . . . . . . . . . .76
     SECTION 6.4.   Governing Law; Submission to Jurisdiction;
                         Integration . . . . . . . . . . . . . . .76
     SECTION 6.5.   Severability . . . . . . . . . . . . . . . . .77
     SECTION 6.6.   Counterparts . . . . . . . . . . . . . . . . .77
     SECTION 6.7.   Successors and Assigns . . . . . . . . . . . .78
     SECTION 6.8.   Confidentiality. . . . . . . . . . . . . . . .78
     SECTION 6.9.   No Bankruptcy Petition Against the Senior
                         Class Conduits. . . . . . . . . . . . . .79
     SECTION 6.10.  No Recourse. . . . . . . . . . . . . . . . . .79
     SECTION 6.11.  Setoff . . . . . . . . . . . . . . . . . . . .80
     SECTION 6.12.  Further Assurances . . . . . . . . . . . . . .80

                          EXHIBITS


      EXHIBIT A Form of Additional Investment Certificate

     EXHIBIT B Form of Assignment and Assumption Agreement

           EXHIBIT C Form of Secretary's Certificate

                   EXHIBIT D Form of Opinion

            EXHIBIT E Form of Quarterly Certificate

     EXHIBIT F Defined Terms in Financial Covenants

                                EXHIBIT G Proceedings



     CERTIFICATE PURCHASE AGREEMENT (this "Agreement"), dated as of August 21, 1997, by and among PROFFITT'S CREDIT CORPORATION, a Nevada corporation (together with its suc-cessors and permitted assigns, the "Transferor"), PROFFITT'S, INC., a Tennessee corporation, as servicer
(in such capacity, the "Servicer"), ENTERPRISE FUNDING CORPORATION, a Delaware corporation (together with its successors and permitted assigns, "EFC"), RECEIVABLES
CAPITAL CORPORATION, a Delaware corporation (together with its successors and permitted assigns, "RCC", and collectively with EFC, the "Purchasers"), NATIONSBANK, N.A., a national banking association ("NationsBank"), as agent for the Senior Class Conduits and the Bank Inves-tors (in such capacity, the "Agent"), as a Senior Class
Agent and individually as a Bank Investor, and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a nation-al banking association ("Bank of America"), as a Senior
Class Agent and individually as a Bank Investor.

                   W I T N E S S E T H:

          WHEREAS, the Transferor may desire to convey, transfer and assign, from time to time, to each of the Senior
     Class Conduits, one or more certificates issued by the Proffitt's Credit Card Master Trust pursuant to a master pooling and servicing agreement (the "Master Pooling and Servicing Agreement") dated as of August 21, 1997 among the Transferor, the Servicer and Norwest Bank Minnesota, National Association, a national banking association, as trustee (the "Trustee") as supplemented by a Series 1997-1 Supplement dated as of the date hereof (the "Series Supplement") among the Transferor, the Servicer and the Trustee;

          WHEREAS, the Senior Class Conduits may desire to, and the Bank Investors, if requested, shall, accept such convey-ance, transfer and assignment of such certificates on the te rms and conditions set forth herein; and

          WHEREAS, the Servicer has joined in this Agreement to make certain representations, warranties, covenants and agreements for the benefit of the Agent, the Senior Class Agents, the Senior Class Conduits and the Bank Investors.

          NOW THEREFORE, the parties hereto hereby agree as follows:


                         ARTICLE I

                        DEFINITIONS

          SECTION 1 Definitions. All capitalized terms used herein shall have the meanings herein specified or as specified in the Master Pooling and Servicing Agreement or the Series Supplement, and shall include in the singu-lar number the plural and in the plural number the singu-lar:

          "Act" shall mean the Securities Act of 1933, as amended.

          "Additional Investor Amount" shall have the meaning set forth in Section 2.2(a) hereof.

          "Additional Investment Certificate" shall mean a certificate of the Transferor substantially in the form of Exhibit A hereto.

          "Adjusted LIBOR Rate" means, with respect to any period during which the return to any Bank Investor or a related Program Support Provider is to be calculated by reference to the London interbank offered rate, a rate which is 0.875% in excess of a rate per annum equal to the sum (rounded upwards, if necessary, to the next higher 1/100 of 1%) of (A) the rate obtained by dividing (i) the applicable LIBOR Rate by (ii) a percentage equal to 100% minus the reserve percentage, if any, used for determin-ing the maximum reserve requirement as specified in Regu-lation D (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that is applicable to the Agent during such period in respect of eurocurrency or eurodollar funding, lending or liabil-ities (or, if more than one percentage shall be so appli-cable, the daily average of such percentage for those days in such period during which any such percentage shall be applicable) plus (B) the then daily net annual assessment rate (rounded upwards, if necessary, to the nearest 1/100 of 1%) as estimated by the Agent for deter-mining the current annual assessment, if any, payable by the Agent to the Federal Deposit Insurance Corporation in respect of eurocurrency or eurodollar funding, lending or liabilities.

          "Affected Assets" shall mean, collectively, the Senior
     Class Certificates and the Trust Property.

          "Agent" shall mean NationsBank, in its capacity as agent for the Senior Class Conduits and the Bank Investors, and any successor agent appointed pursuant to Article V hereof.

          "Agreement" shall mean this Certificate Purchase Agree-ment, as it may from time to time be amended, supplement-ed or otherwise modified in accordance with the terms hereof.

          "Assignment" shall mean, with respect to each Senior Class, an assignment pursuant to an Assignment and As-sumption Agreement by which a Senior Class Conduit or a Bank Investor may assign its interests in the Senior Class Certificates, the Senior Class Certificate Princi-pal Balance and the Trust Property pursuant to Section
     5.7 hereof.

          "Assignment Amount" shall mean, with respect to each Bank Investor at any time, an amount equal to the lesser of
     (a) such Bank Investor's Commitment and (b) the sum of
     (i) the Bank Pro Rata Share for such Bank Investor of the Senior Class Certificate Principal Balance for the relat-ed Senior Class held by the related Senior Class Conduit at such time and (ii) to the extent not paid by the Transferor as provided in subsection 5.7(d) hereof, an amount equal to all Carrying Costs to accrue with respect to each Senior Class through the maturity of all out-standing Related Commercial Paper.

          "Assignment and Assumption Agreement" shall mean an Assignment and Assumption Agreement substantially in the form of Exhibit B hereto.

          "Bank Base Rate" means, a rate per annum equal to the greater of (i) the prime rate of interest announced publicly by the Agent from time to time, changing when and as said prime rate changes (such rate not necessarily being the lowest or best rate charged by the Agent) and
     (ii) the sum of (a) 1.50% and (b) the rate equal to the weighted average of the rates on overnight
     Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

          "Bank Investors" shall mean, (i) with respect to the Senior Class of which EFC is a member, NationsBank and its successors and assigns, (ii) with respect to the Senior Class of which RCC is a member, Bank of America and its successors and assigns, and (iii) with respect to any other Senior Class, the financial institutions speci-fied as such in any supplement hereto and their respec-tive successors and permitted assigns.

          "Bank of America" shall mean Bank of America National
     Trust and Savings Association, a national banking association, together with its successors and permitted as signs.

          "Bank Pro Rata Share" shall mean, for each Bank Investor, the percentage equivalent of a fraction, the numerator of which is the Commitment of such Bank Investor and the denominator of which is the sum of the Commitments of all Bank Investors in the Senior Class of which such Bank
     Investor is a member.

          "Benefit Plan" shall mean any employee benefit plan as defined in Section 3(3) of ERISA which the Transferor or any Eligible Originator maintains.

          "Business Taxes" shall mean any Federal, state or local income taxes or taxes measured by income, property taxes, excise taxes, franchise taxes or other similar taxes.

          "Capitalization" shall have the meaning set forth in Exhibit F hereto.

          "Collateral Agent" shall mean, (i) with respect to EFC, any Person acting as collateral agent for certain secured parties under the EFC commercial paper program and (ii) with respect to any other Senior Class Conduit, the collateral agent specified in any supplement hereto for such Senior Class Conduit, if any.

          "Commercial Paper" shall mean the promissory notes of a Senior Class Conduit issued by such Senior Class Conduit in the commercial paper market.

          "Commitment" shall mean, for each Bank Investor, the commitment of such Bank Investor to make acquisitions from the Transferor or the related Senior Class Conduit in accordance herewith in an amount not to exceed (i) for NationsBank and Bank of America, the dollar amount set forth opposite such Bank Investor's signature on the signature pages hereto under the heading "Commitment", minus the dollar amount of any Commitment or portion thereof assigned pursuant an Assignment and Assumption Agreement in accordance with Section 5.7 hereof prior to the time of determination, plus the dollar amount of any increase to such Bank Investor's Commitment consented to by such Bank Investor prior to the time of determination,
     (ii) in the case of a Bank Investor for any other Senior Class, the amount set forth in any supplement hereto for the related Senior Class, minus the dollar amount of any Commitment or portion thereof assigned pursuant an As-signment and Assumption Agreement in accordance with Sec-tion 5.7 hereof prior to the time of determination, plus the dollar amount of any increase to such Bank Investor's Commitment consented to by such Bank Investor prior to the time of determination, and (iii) in the case of any permitted assignee of a Bank Investor pursuant to Section
     5.7 hereof, the amount set forth in the Assignment and Assumption Agreement pursuant to which such assignee ac-quired its interest in the Senior Class Certificates, the Senior Class Investor Amount and the Trust Property, minus the dollar amount of any Commitment or portion thereof assigned pursuant an Assignment and Assumption Agreement in accordance with Section 5.7 hereof prior to the time of determination, plus the dollar amount of any increase to such Bank Investor's Commitment consented to by such Bank Investor prior to the time of determination.

          "Commitment Termination Date" shall mean August 20, 1998, or such later date to which the Commitment Termination
     Date may be extended by the Transferor, the Senior Class
     Agents and the Bank Investors not later than 30 days prior to the then current Commitment Termination Date.

          "Consolidated EBITDA" shall have the meaning set forth in Exhibit F hereto.

          "Consolidated Fixed Charge Coverage Ratio" shall have the meaning set forth in Exhibit F hereto.

          "Consolidated Funded Senior Indebtedness" shall have the meaning set forth in Exhibit F hereto.

          "Consolidated Total Funded Indebtedness" shall have the meaning set forth in Exhibit F hereto.

          "Defined Benefit Plan" shall mean a "defined benefit plan" as defined in Section 3(35) of ERISA which is or was at any time during the current year or the immedi-ately preceding five years contributed to by the Trans-feror, any Eligible Originator or any ERISA Affiliate of the Transferor or any Eligible Originator on behalf of its employees.

          "Early Collection Fee" means, for any funding period (such funding period to be determined without regard to the last sentence in Section 2.6(a) hereof) during which the portion of the Senior Class Certificate Principal Balance that was allocated to such funding period is reduced for any reason whatsoever, the excess, if any, of
     (i) the additional Carrying Costs that would have accrued during such funding period if such reductions had not occurred, minus (ii) the income, if any, received by the recipient of such reductions from investing the proceeds of such reductions.

          "EFC" shall mean Enterprise Funding Corporation, a
     Delaware corporation, together with its successors and permitted assigns.

          "Eligible Receivables" shall mean (solely for the purposes of any Program Support Agreement), as of any day, all Principal Receivables other than Ineligible
     Receivables.

          "ERISA" shall mean the Employee Retirement
     Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

          "ERISA Affiliate" shall mean, with respect to any Person, (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as such Person; (ii) a trade or business (whether or not incorpo-rated) under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with such Person; or
     (iii) for purposes of Code Section 412, a member of the same affiliated service group (within the meaning of Sec-tion 414(m) of the Internal Revenue Code) as such Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above.

          "Excluded Taxes" shall have the meaning set forth in Section 4.3 hereof.

          "Fee Letter" shall mean, collectively, the letter agreement or agreements, dated the date hereof, (i) among the Transferor and the Senior Class Conduits and (ii) among the Transferor, the Agent and the Senior Class Agents on behalf of the Bank Investors, in each case, with respect to the fees to be paid by the Transferor hereunder, as amended, modified or supplemented from time to time.

          "GAAP" shall mean generally accepted account-ing principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Insti-tute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such accounting profession, which are in effect as of the date of this Agreement.

          "Guaranty" shall mean, with respect to any Person any agreement by which such Person assumes, guaran-tees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes liable upon, the obligation of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person or otherwise assures any other creditor of such other Person against loss, includ-ing, without limitation, any comfort letter, operating agreement or take-or-pay contract and shall include, without limitation, the contingent liability of such Person in connection with any application for a letter of credit.

          "Indemnified Amounts" shall have the meaning set forth in Section 4.1 hereof.

          "Indemnified Parties" shall have the meaning set forth in Section 4.1 hereof.

          "Law" shall mean applicable any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

          "LIBOR Rate" means, with respect to any
     funding period, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. dollars at ap-proximately 11:00 a.m. (London time) two London Business Days prior to the first day of such funding period for a term of one month or three months, as determined in accor-dance with Section 2.6 hereof. If for any reason such rate is not available, the term "LIBOR Rate" shall mean, for any funding period, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in dollars at approximately 11:00 a.m. (London time) two London Business Days prior to the first day of such funding period for a term of one month or three months, as applicable; provided, however, if more than one rate is specified on the Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates. If for any reason neither of such rates is avail-able, the term "LIBOR Rate" shall mean, for any funding period, the rate at which deposits in U.S. dollars are offered to the Agent in the London interbank market at ap-proximately 11:00 a.m. (London time) two London Business Days prior to the first day of such funding period for a term of one month or three months, as applicable.

          "London Business Day" shall mean, with respect to the determination of the LIBOR Rate, any Business Day other than a Business Day on which banking institutions in London, England trading in dollar deposits in the London interbank market are authorized or obligated by law or executive order to be closed.

          "Majority Investors" shall mean at any time, with respect to a Senior Class, Persons consisting of the Bank Investors for such Senior Class and assignees thereof which hold commitments in respect of the Senior Class Facility Limit aggregating in excess of 51% of the applica-ble Senior Class Facility Limit as of such date.

          "Master Pooling and Servicing Agreement" shall have the meaning specified in the recitals hereto.

          "Material Adverse Effect" shall mean any event or condition which would have a material adverse effect on
     (i) the collectibility of the Receivables considered in the aggregate, (ii) the condition (financial or otherwise), businesses or the property of the Transferor or Proffitt's and its subsidiaries taken as a whole, (iii) the ability of the Transferor or any Eligible Originator to perform its respective obligations under the Transaction Documents to which it is a party and (iv) the interests of the Agent, any Senior Class Agents, any Senior Class Conduit or any Bank Investor under the Transaction Documents.

          "McRae's" shall mean McRae's, Inc., a Missis-sippi corporation.

          "Merrill" shall mean Merrill Lynch Money Mar-kets Inc., a Delaware corporation.

          "Multiemployer Plan" shall mean a
     "multiemployer plan" as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding five years contributed to by the Transferor, any Eligible Originator or any ERISA Affil-iate of the Transferor or any Eligible Originator on behalf of its employees.

          "NationsBank" shall mean NationsBank, N.A., a national banking association, together with its successors and permitted assigns.

          "Net Asset Test" shall mean, with respect to any date of determination, in connection with an assignment of the Senior Class Certificates held by a Senior Class Conduit to the related Bank Investors, that the related Subordinate Class Investor Amount as of the last day of the prior Monthly Period is equal to or greater than zero.

          "Net Investment" means (solely for the
     purposes of this Agreement and any Program Support Agree-
     ment), as of any date, the Senior Class Certificate
     Principal Balance with respect to the Senior Class of which EFC is a member.

          "Official Body" shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

          "Other Transferor" shall mean any Person other than the Transferor that has entered into a receivables purchase agreement, transfer and administration agreement or other similar agreement with a Senior Class Conduit.

          "PBGC" shall mean the Pension Benefit Guaranty
     Corporation or any other entity succeeding to the functions currently performed by the Pension Benefit Guaranty
     Corporation.

          "Potential Pay Out Event" shall mean an event which, but for the lapse of time or the giving of notice, or both, would constitute a Pay Out Event.

          "Program Support Agreement" shall mean an agreement between a Senior Class Conduit and a Program Support Provider evidencing the obligation of such Program Support Provider to provide liquidity support, credit enhancement or asset purchase facilities for or in respect of any assets or liabilities of any Senior Class Conduit in connection with the issuance by such Senior Class Conduit of Commercial Paper.

          "Program Support Provider" shall mean the Person or Persons who will provide liquidity or program support to a Senior Class Conduit in connection with the issuance by such Senior Class Conduit of Commercial Paper.

          "Purchasers" shall have the meaning specified in the preamble to this Agreement.

          "RCC" shall mean Receivables Capital Corpora-tion, a Delaware corporation, together with its successors and permitted assigns.

          "Recipient" shall have the meaning set forth in Section 2.4 hereof.

          "Records" shall mean all Account Agreements and other documents, books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) maintained with respect to Receivables and the related Obligors.

          "Reinvestment Termination Date" shall mean the Business Day on which the Agent or a Senior Class Agent delivers to the Transferor (and, in the case of notice from a Senior Class Agent, to the Agent) written notice that a Senior Class Conduit has elected not to maintain its inter-est in the related Senior Class Investor Amount; unless, on such Business Day, the related Bank Investors accept an as-signment of the Senior Class Certificate Principal Balance with respect to the related Senior Class. Any such notice shall be effective on the Business Day given if such notice is given by 11:00 a.m. (New York time) on such Business Day and shall be effective on the immediately succeeding Business Day if such notice is given after 11:00 a.m. (New York time) on such Business Day.

          "Related Commercial Paper" shall mean (i) with respect to EFC, Commercial Paper issued by EFC all or a portion of the proceeds of which were used to finance the acquisition of an interest in the Senior Class Certifi-cates, (ii) with respect to RCC, Commercial Paper that is allocated, in whole or in part, by RCC or its administrator to fund or maintain the interest of RCC in the Senior Class Certificates, and (iii) with respect to any other Senior Class Conduit, the Commercial Paper specified as "Related Commercial Paper" in any supplement hereto.

          "Reportable Event" shall mean any of the events set forth in Section 4043(b) of ERISA, other than those events for which notice to the PBGC is waived under applicable PBGC regulations.

          "Section 4.2 Costs" shall have the meaning set forth in Section 4.2 hereof.

          "Senior Class" shall mean each group of Senior
     Certificateholders consisting of a multi-seller commercial paper conduit, the related Bank Investors and their respective assigns and participants.

          "Senior Class Agent" shall mean, (i) with respect to the Senior Class of which EFC is a member, NationsBank, (ii) with respect to the Senior Class of which RCC is a member, Bank of America, and (iii) with respect to any other Senior Class, the financial institution or other Person identified in any supplement hereto for such Senior Class.

          "Senior Class Conduit" shall mean, with
     respect to any Senior Class, the Certificateholder in such Senior Class which is a multi-seller commercial paper con-duit (and if more than one Certificateholder in such Senior Class is a multi-seller commercial paper conduit, "Senior Class Conduit" shall mean such Certificateholders collec-tively).

          "Senior Class Facility Limit" shall mean, (i) with respect to the Senior Class of which EFC is a member, $75,000,000, and (ii) with respect to the Senior Class of which RCC is a member, $50,000,000, and (iii) with respect to any other Class, the amount indicated in any supplement hereto for such Senior Class; provided that in each case such amount may not at any time exceed the aggregate Commitments for the related Bank Investors.

          "Series Supplement" shall have the meaning specified in the recitals hereto.

          "Subordinated Note" shall have the meaning specified in the Receivables Purchase Agreements.

          "Taxes" shall have the meaning set forth in
     Section 4.3 hereof.

          "Telerate Page 3750" shall mean the British
     Bankers Association Libor Rates (determined at 11:00 a.m.
     London time) that are published by Dow Jones Telerate, Inc.

          "Termination Date" shall mean the earliest of
     (i) the Business Day designated by the Transferor to the Agent and each Senior Class Agent as the termination date at any time following 60 days' written notice to the Agent and each Senior Class Agent, (ii) the date on which a Pay Out Event is declared or automatically occurs pursuant to the Master Pooling and Servicing Agreement or the Series Supplement, (iii) the Stated Series Termination Date, (iv) two Business Days prior to the Commitment Termination Date,
     (v) the Reinvestment Termination Date and (vi) the date on which a Program Support Agreement shall have terminated.

          "Termination Event" shall, solely for the purposes of this Agreement and any Program Support Agree-ment, have the same meaning as "Pay Out Event" under the Master Pooling and Servicing Agreement and the Series
     Supplement.

          "Transaction Costs" shall have the meaning set forth in Section 4.4 hereof.

          "Transaction Documents" shall mean, collec-tively, this Agreement, each Receivables Purchase Agree-ment, the Master Pooling and Servicing Agreement, the Series Supplement, the Fee Letter, the Certificates and all of the other instruments, documents and other agreements executed and delivered by the Transferor or any Eligible Originator in connection with any of the foregoing in connection with Series 1997-1, in each case, as the same may be amended, restated, supplemented or otherwise modified from time to time.

          "Transferor" shall mean Proffitt's Credit
     Corporation, a Nevada corporation, together with its suc-cessors and permitted assigns.

          SECTION 2  Other Terms.  All accounting terms
     not specifically defined herein shall be construed in accordance with GAAP. The symbol "$" shall mean the lawful currency of the United States of America. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

          SECTION 3  Computation of Time Periods.
     Unless otherwise stated in this Agreement, in the compu-tation of a period of time from a specified date to a later specified date, the word "from" means "from and including", the words "to" and "until" each means "to but excluding", and the word "within" means "from and excluding a specified date and to and including a later specified date". The definitions of all terms defined herein shall include the singular as well as the plural form of such terms and the masculine of such terms as well as the feminine and neuter genders of such terms.


                         ARTICLE II

               PURCHASE OF SENIOR CERTIFICATES

          SECTION 1  Purchase.  Upon the terms and
     subject to the conditions set forth herein, (x) the Transferor may, at its option, convey, transfer and assign to the Purchasers or the Bank Investors, as applicable, and
     (y) the Purchasers may, at their respective option, or the Bank Investors shall, if the related Purchaser determines not to so accept and if so requested, accept such convey-ance, transfer and assignment from the Transferor of, with-out recourse except as provided herein and in the other Transaction Documents, on the Closing Date, Senior Class Certificates in the aggregate face amount of $125,000,000. Such Senior Class Certificates shall accrue interest as de-scribed in the Master Pooling and Servicing Agreement, as supplemented by the Series Supplement, from and including the Closing Date. Such Senior Class Certificates, if pur-chased by (i) EFC or the related Bank Investors, shall be delivered to and be registered in the name of "NationsBank, N.A., as agent for the members of the Senior Class of which Enterprise Funding Corporation and NationsBank, N.A. are members" and shall be in the face amount of $75,000,000 and
     (ii) RCC or the related Bank Investors, shall be delivered to and be registered in the name of "Bank of America Na-tional Trust and Savings Association, as agent for the mem-bers of the Senior Class of which Receivables Capital Corporation and Bank of America National Trust and Savings Association are members" and shall be in the face amount of $50,000,000.

          SECTION 2  Increase of Senior Class Investor
     Amount.
               (a)  Upon the terms and subject to the
     conditions set forth herein and provided that neither the Commitment Termination Date nor the Termination Date (excluding, in the case of the Bank Investors, a "Termina-tion Date" occurring as a result of clause (iv) or (v) of the definition of "Termination Date") shall have occurred,
     (x) the Transferor may, at its option, on any Distribution Date during the Revolving Period, after delivery to the Agent and each Senior Class Agent of an Additional Invest-ment Certificate (to be received by the Agent and each Senior Class Agent not later than 12 noon, New York City time, on the second Business Day prior to the Distribution Date on which the proposed increase in the Senior Class In-vestor Amount is to occur), convey, transfer and assign to the Senior Class Conduits or the Bank Investors, as applicable, and (y) the Senior Class Conduits may, at their respective option, or the Bank Investors shall, if the related Senior Class Conduit has assigned its interest in the Senior Class Certificate Principal Balance in whole to the related Bank Investors and if so requested under subsection 2.2(b), accept such conveyance, transfer and as-signment from the Transferor of, without recourse except as provided herein and in the other Transaction Documents, on the following Distribution Date, an additional undivided interest in the Trust in the amount specified in such Additional Investment Certificate (each, an "Additional In-vestor Amount"); provided that (i) such Additional Investor Amount shall not cause the Senior Class Certificate Balance for any Class plus the Interest Component of all Related Commercial Paper issued by the related Senior Class Conduit and then outstanding, if any, to exceed the Senior Class Facility Limit for such Class, (ii) after giving effect to such Additional Investor Amount, the Transferor Amount as of the Determination Date immediately preceding such Distribution Date and as reported in such Additional Investment Certificate, shall not be less than the Minimum Transferor Amount, (iii) after giving effect to such Additional Investor Amount, the Subordinate Class Investor Amount, as of the Business Day immediately preceding the date of the Additional Investment Certificate and as reported in such Additional Investment Certificate, shall not be less than the Minimum Enhancement Amount, (iv) no Potential Pay Out Event or Pay Out Event shall have oc-curred and be continuing and (v) all of the representations and warranties of the Transferor and the Servicer made herein shall be true and correct as of such date (except to the extent any such representation or warranty expressly relates to an earlier date). The Senior Class Conduits or the Bank Investors, as the case may be, shall acquire such additional interest in consideration of the Senior Class Conduits' or the Bank Investors', as the case may be, pay-ment to the Transferor in immediately available funds of the Additional Investor Amount for the related Senior Class, and the Senior Class Investor Amount for each Senior Class shall be increased to be equal to the Senior Class Investor Amount immediately prior to such acquisition plus the Additional Investor Amount for such Senior Class so ac-quired. Each Additional Investor Amount shall be an amount that results in the acquisition by each Senior Class of an Additional Investor Amount of not less than $500,000 and integral multiples of $100,000 in excess thereof. Each acquisition of an Additional Investor Amount hereunder by a Senior Class shall be made ratably in accordance with their respective Senior Class Facility Limits. Each acqui-sition of an Additional Investor Amount hereunder by the Bank Investors of a Senior Class (in the aggregate) shall be made ratably in accordance with the respective Commit-ments of such Bank Investors.

               (b)  If a Senior Class Conduit elects not to
     acquire any such Additional Investor Amount, the Transferor
     (i) may withdraw its request that the Senior Class Conduits acquire such Additional Investor Amount or (ii) may request the related Bank Investors to accept an assignment of the Additional Investor Amount for the related Senior Class Conduit, in which case, if the Net Asset Test applicable to the related Senior Class is met, the Senior Class Certifi-cate Principal Balance for such Senior Class Conduit, prior to such request to acquire such Additional Investor Amount, shall be assigned to the related Bank Investors; provided, however, that if the Net Asset Test applicable to the related Senior Class is not met, such assignments shall not be made and the Transferor shall be deemed to have with-drawn its request that the Bank Investors acquire such Additional Investor Amounts. The Transferor may not re-quest and no Bank Investor shall acquire an Additional In-vestor Amount on or after the occurrence and during the continuation of a Potential Pay Out Event or a Pay Out Event.

               (c)  In the event the Transferor requests
     the Senior Class Conduits or any or all Bank Investors to make any such acquisition of additional interests in the Trust, the Transferor shall indemnify each Senior Class Conduit and each such Bank Investor against any loss or ex-pense incurred by any Senior Class Conduit or any such Bank Investor, either directly or indirectly (including, in the case of the Senior Class Conduits, through a Program Support Agreement), as a result of any failure by the Transferor to complete any such acquisition of an Addi-tional Investor Amount (other than as a result of an election by such Senior Class Conduit not to acquire such Additional Investor Amount) including, without limitation, any loss or reasonable out-of-pocket expenses incurred by the Senior Class Conduits or any such Bank Investor, either directly or indirectly (including, in the case of the Senior Class Conduits, pursuant to a Program Support Agree-
     ment), by reason of the liquidation or reemployment of funds acquired by the Senior Class Conduits (or any Program Support Provider) or any such Bank Investor (including, without limitation, funds obtained by issuing commercial paper or promissory notes or obtaining deposits as loans from third parties) for the Senior Class Conduits to fund such acquisition of an Additional Investor Amount.

               (d)  Each acquisition of an Additional
     Investor Amount shall be subject to the further condition precedent that, prior to the date of such acquisition, the Transferor shall have delivered to the Agent and each Senior Class Agent on the date that the Additional In-vestment Certificate is delivered under subsection 2.2(a), a certification in form and substance satisfactory to the Agent and each Senior Class Agent, dated the date that such certificate is delivered, that the conditions specified in clauses (i), (ii), (iii), (iv), and (v) of subsection 2.2(a) have been satisfied (it being understood that such certification may be included on the face of the Additional Investment Certificate).

          SECTION 3  Fees.  The Transferor shall pay
     such fees as are set forth in the Fee Letter at the times and in the amounts set forth therein.

          SECTION 4  Sharing of Payments, Etc. If any
     Senior Class Conduit or any Bank Investor (for purposes of this Section only, a "Recipient") shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of Senior Class Certificates owned by it (other than pursuant to Section 2.2(c) or Section 2.3 or Article IV hereof) in excess of its ratable share of payments on account of Senior Class Certificates obtained by the Senior Class Conduits and/or the Bank Investors entitled thereto, such Recipient shall forthwith purchase from the Senior Class Conduits and/or the Bank Investors entitled to a share of such amount participations in the Senior Class Certificates owned by such Persons as shall be necessary to cause such Recipient to share the excess payment ratably with each such other Person entitled thereto; provided, however, that if all or any portion of such excess payment is thereafter recovered from such Recipient, such purchase from each such other Person shall be rescinded and each such other Person shall repay to the Recipient the purchase price paid by such Recipient for such participation to the extent of such recovery, together with an amount equal to such other Person's ratable share (according to the proportion of (a) the amount of such other Person's required payment to (b) the total amount so recovered from the Recipient) of any interest or other amount paid or payable by the Recipient in respect of the total amount so recovered.

          SECTION 5  Right of Setoff.  Without in any
     way limiting the provisions of Section 2.4, each of the Senior Class Conduits and the Bank Investors is hereby authorized (in addition to any other rights it may have) at any time after the Termination Date or during the continu-ance of a Potential Pay Out Event to setoff, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by a Senior Class Conduit or a Bank Investor to, or for the account of, the Transferor against all amounts owing by the Transferor to such Senior Class Conduit or Bank Investor under this Agreement (even if contingent or unmatured), provided that no Senior Class Conduit and no Bank Investor shall setoff against any property of the Transferor which shall have been pledged to the Trust or in which the Trust shall have been granted an interest.

          SECTION 6  Interest Rate; Eurodollar Rate Pro-
     tection; Illegality.

               (a)  Prior to the Termination Date.  At all
     times hereafter, but prior to the Termination Date, and not with respect to any portion of the Senior Class Certificate Principal Balance held by any Bank Investor, the Transferor may, subject to the applicable Senior Class Agent's approval and the limitations described below, request that the Senior Class Certificate Principal Balance held by a Senior Class Conduit be allocated among one or more funding periods, so that the aggregate amounts so allocated with respect to such Senior Class Conduit at all times shall equal the Senior Class Certificate Principal Balance held by such Senior Class Conduit. The Transferor shall give each Senior Class Agent irrevocable notice by telephone of the new requested funding period(s) at least two (2) Busi-ness Days prior to the expiration of any then existing funding period for purposes of determining the LIBOR Rate applicable to such funding period; provided, however, that the applicable Senior Class Conduit or the related Senior Class Agent may select, in its sole discretion, any such new funding period if (i) the Transferor fails to provide such notice on a timely basis or (ii) such Senior Class Conduit or the related Senior Class Agent determines, in its sole discretion, that the funding period requested by the Transferor is unavailable or for any reason commer-cially undesirable. Each Senior Class Conduit confirms that it is its intention to fund all or substantially all of the Senior Class Certificate Principal Balance held by such Senior Class Conduit by issuing Related Commercial Paper; provided that such Senior Class Conduit or the related Senior Class Agent may determine, from time to time, in its sole discretion, that funding such Senior Class Certificate Principal Balance by means of Related Commercial Paper is not possible or is not desirable for any reason. In the case of any funding period outstanding upon the Termination Date, such funding period shall end on such date. In the case of the Senior Class of which EFC or RCC is a member, if any Program Support Provider acquires from EFC or RCC an interest in the Senior Class Certificate Principal Balance held by EFC or RCC, then in the case of EFC NationsBank and in the case of RCC Bank of America, on behalf of such Program Support Provider, may exercise the right of selection granted to EFC or RCC, as applicable, or its related Senior Class Agent hereby then the initial funding period applicable to any such interest shall be a period of not greater than 14 days and shall accrue Carrying Costs on the basis of the Bank Base Rate and thereafter, provided that the Termination Date shall not have occurred, Carrying Costs shall accrue on the basis of either the Bank Base Rate or the Adjusted LIBOR Rate (with a funding period of either one month or three months), as determined by NationsBank or Bank of America, as applica-ble.

          Any portion of the Senior Class Certificate
     Principal Balance transferred to the Bank Investors (or any of them) pursuant to this Agreement prior to the Termina-tion Date, shall initially bear interest at the Bank Base Rate for a period of not greater than 14 days. Thereafter, with respect to such portion of the Senior Class Certifi-cate Principal Balance and with respect to any other por-tion of the Senior Class Certificate Principal Balance held by the Bank Investors (or any of them), provided that the Termination Date shall not have occurred, the interest rate applicable thereto shall be, at the Transferor's option, either the Bank Base Rate or the Adjusted LIBOR Rate for such period as may be specified by the Transferor. The Transferor shall give the applicable Senior Class Agent irrevocable notice by telephone of each requested funding period (which funding period in the case of the Adjusted LIBOR Rate shall be a period of either one or three months) at least two (2) Business Days prior to the expiration of any then existing funding period; provided, however, that such Senior Class Agent may select, in its sole discretion, the term of any such subsequent funding period and the rate applicable thereto if (i) the Transferor fails to provide such notice on a timely basis or (ii) such Senior Class Agent determines, in its sole discretion, that the request-ed funding period is unavailable or for any reason commer-cially undesirable. Each Senior Class Agent confirms that it is its intention to fund all or substantially all of the Senior Class Certificate Principal Balance funded by the related Bank Investors at the Adjusted LIBOR Rate; provided that such Senior Class Agent may determine, from time to time, in its sole discretion, that funding the related Senior Class Certificate Principal Balance by such means is not possible or is not desirable for any reason. In the case of any funding period outstanding upon the occurrence of the Termination Date, such funding period shall end on the date of such occurrence.

               (b)  After the Termination Date.  At all
     times on and after the Termination Date, the Senior Class
     Certificate Principal Balance (or applicable portion thereof) shall bear interest at the Bank Base Rate plus
     2.0%.

               (c)  Eurodollar Rate Protection.  If a
     Senior Class Agent is unable to obtain on a timely basis the information necessary to determine the LIBOR Rate for any proposed funding period, then

               (i)  the Senior Class Agent shall forthwith
            notify the Bank Investors and the Transferor that the Adjusted LIBOR Rate cannot be determined for such funding period, and

               (ii)  while such circumstances exist, none
            of the Senior Class Agents, the Bank Investors or the Agent shall allocate the Senior Class Certificate Principal Balance purchased during such period or reallocate the Senior Class Certificate Principal Bal-ance allocated to any then existing funding period ending during such period, to a funding period which accrues Carrying Costs on the basis of the Adjusted LIBOR Rate.

          If, with respect to any outstanding funding period which accrues Carrying Costs on the basis of the Adjusted LIBOR Rate, the Senior Class Conduits or any of the Bank Investors owning any interest in Senior Class Certificates notifies the Senior Class Agent that it or any Program Support Provider is unable to obtain matching deposits in the London interbank market to fund its purchase or maintenance of such interest in the Senior Class Certificates or that the Adjusted LIBOR Rate applica-ble to the Senior Class Certificate Principal Balance will not adequately reflect the cost to the Person of funding or maintaining its respective interest in the Senior Class Certificates for such funding period then the Senior Class Agent shall forthwith so notify the Transferor, whereupon neither any Senior Class Conduit nor the Bank Investors, as applicable, shall, while such circumstances exist, allocate any Senior Class Certificate Principal Balance acquired during such period or reallocate the Senior Class Certif-icate Principal Balance allocated to any funding period ending during such period, to a funding period which accrues Carrying Costs on the basis of the Adjusted LIBOR Rate.

               (d)  Illegality.  Notwithstanding any other
     provision of this Agreement, if a Senior Class Conduit or any of the Bank Investors, as applicable, shall notify the Senior Class Agent that such Person has determined (or has been notified by any Program Support Provider) that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful (either for a Senior Class Conduit, such Bank Investor, or such Program Support Provider, as applicable), or any central bank or other governmental authority asserts that it is unlawful, for the Senior Class Conduit, such Bank Investor or such Program Support Provider, as applicable, to fund the purchases or maintenance of the Senior Class Certificate Principal Balance at the Adjusted LIBOR Rate, then (x) as of the effective date of such notice from such Person to the Senior Class Agent, the obligation or ability of such Senior Class Conduit or such Bank Investor, as applicable, to fund its purchase or maintenance of the Senior Class Certificate Principal Balance at the Adjusted LIBOR Rate shall be suspended until such Person notifies the Senior Class Agent that the circumstances causing such suspension no longer exist and (y) such Senior Class Certificate Prin-cipal Balance allocated to each funding period which ac-crues Carrying Costs on the basis of the Adjusted LIBOR Rate in which such Person owns an interest shall either (1) if such Person may lawfully continue to maintain such interest in the Senior Class Certificate Principal Balance at the Adjusted LIBOR Rate until the last day of the appli-cable funding period, be reallocated on the last day of such funding period to another funding period in respect of which the Senior Class Certificate Principal Balance allocated thereto accrues Carrying Costs on a basis other than the Adjusted LIBOR Rate or (2) if such Person shall determine that it may not lawfully continue to maintain such interest in the Senior Class Certificate Principal Balance at the Adjusted LIBOR Rate until the end of the applicable funding period, such Person's share of the Senior Class Certificate Principal Balance allocated to such funding period shall be deemed to accrue Carrying Costs on the basis of the Bank Base Rate from the effective date of such notice until the end of such funding period.

               (e)  Compensation.  The Transferor shall
     compensate each Senior Class Conduit and each Bank Inves-tor, upon its written request (which request shall set forth in reasonable detail the basis for requesting such amounts), for all reasonable losses, out-of-pocket expenses and liabilities (including, without limitation, any interest paid by such Senior Class Conduit or Bank Investor to lenders of funds borrowed by it to make or carry any Senior Class Certificate Principal Balance and any loss sustained by such Senior Class Conduit or Bank Investor in connection with the re-employment of such funds), which such Senior Class Conduit or Bank Investor actually sus-tains if any payment in respect of any portion of the Senior Class Certificate Principal Balance funded by such Senior Class Investor or Bank Investor at a fixed rate occurs on a date which is not a day agreed upon by the Transferor and such Senior Class Conduit or Bank Investor.

          SECTION 7  Notice of Reinvestment Termination
     Date. A Senior Class Conduit that elects not to maintain its interest in the related Senior Class Investor Amount shall use commercially reasonable efforts to give the related Senior Class Agent and the Agent two (2) Business Days prior written notice of such election; provided that prior notice shall not be required if such election is as a result of such Senior Class Conduit's inability to issue Commercial Paper in the commercial paper market; and provided further that the Senior Class Conduit shall give the related Senior Class Agent and the Agent notice immediately after such election is made by such Senior Class Conduit. The Agent shall use its reasonable efforts to give the Transferor by facsimile immediate written notice of such election.


                         ARTICLE III

          REPRESENTATIONS, WARRANTIES AND COVENANTS

          SECTION 1  Representations and Warranties of
     the Transferor. As of the date hereof, as of the Closing Date and as of each day that an acquisition of an Addition-al Investor Amount is made hereunder, the Transferor repre-sents and warrants to the Agent, each Senior Class Agent, each Senior Class Conduit and each Bank Investor, that all representations and warranties described in this Section
     3.1 are true and correct as of such day as though made on and as of such day:

               (a)  Corporate Existence and Power.  The
     Transferor is a corporation duly organized and validly existing in good standing under the laws of its jurisdic-tion of incorporation, and has all corporate power, au-thority and legal right and all material governmental licenses, authorizations, consents and approvals required to own its properties and conduct its business as such properties are presently owned and such business is presently conducted in each jurisdiction in which it presently owns properties and presently conducts its business, except where the absence of any such licenses, authorizations, consents or approvals would not have a Material Adverse Effect, and to execute, deliver and per-form its obligations under this Agreement, the Master Pooling and Servicing Agreement, the Series Supplement and all other Transaction Documents to which the Transferor is a party, and to execute and deliver to the Senior Class Agents the Senior Class Certificates pursuant to the Series Supplement.

               (b)  Due Qualification.  The Transferor is
     duly qualified to do business and is in good standing (or is exempt from such requirement) in each jurisdiction in which the nature of its business requires it to be so qualified, and has obtained all necessary licenses and approvals in each jurisdiction in which the failure to be so qualified or to obtain such licenses and approvals would have a Material Adverse Effect.

               (c)  Corporate and Governmental Autho-
     rization; Contravention. The execution and delivery by the Transferor of this Agreement, each Receivables Purchase Agreement, the Master Pooling and Servicing Agreement, the Series Supplement, the Fee Letter, the Certificates and the other Transaction Documents to which the Transferor is a party, the performance by the Transferor of the transac-tions contemplated hereby and thereby and the fulfillment by the Transferor of the terms hereof and thereof, are within the Transferor's corporate powers, have been duly authorized by all necessary corporate action, require no action, approval or consent by or in respect of, or filing with, any Official Body or official thereof that has not been taken or obtained, and do not conflict with, violate or result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any Requirement of Law applicable to the Transferor, or the Articles of Incorporation or Bylaws of the Transferor or any agreement, judgment, injunction, order, writ, decree or other instrument binding upon the Transferor, or result in the creation or imposi-tion of any Lien on the assets of the Transferor or any of its Subsidiaries.

               (d)  Binding Effect.  Each of this Agree-
     ment, the Master Pooling and Servicing Agreement, the Series Supplement, the Fee Letter, the Certificates and the other Transaction Documents to which the Transferor is a party constitutes the legal, valid and binding obligation of the Transferor, enforceable against the Transferor in accordance with its terms, subject to applicable bank-ruptcy, insolvency, reorganization, conservatorship, receivership, moratorium or other similar laws now or here-after in effect affecting the rights of creditors generally and to general equitable principles whether or not consid-ered at law or in equity, and to limitations upon indemni-fication and contribution contained in applicable securi-ties laws and regulations.

               (e)  Accuracy of Information.  All infor-
     mation heretofore furnished by the Transferor to the Agent, any Senior Class Agent, any Senior Class Conduit or any Bank Investor for purposes of or in connection with this Agreement, the Master Pooling and Servicing Agreement, the Series Supplement or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by the Transferor to any such party will be, true and accurate in every material respect, on the date such information is stated or certified.

               (f)  Tax Status.  The Transferor has filed
     all tax returns (federal, state and local) required to be filed and has paid or made adequate provision for the payment of all its taxes, assessments and other govern-mental charges.

               (g)  No Proceedings.  Except as set forth in
     Exhibit G hereto, there are no actions, suits, proceedings or investigations pending or, to the best knowledge of the Transferor, threatened against or affecting the Transferor or any Affiliate of the Transferor or their respective properties, in or before any court, regulatory body, admin-istrative agency, arbitrator or other tribunal or govern-mental instrumentality (i) asserting the invalidity of this Agreement, the Master Pooling and Servicing Agreement, the Series Supplement, the Certificates or the other Transac-tion Documents, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Master Pooling and Servicing Agreement, the Series Supplement, the Certifi-cates or the other Transaction Documents, or (iii) seeking any determination or ruling that, individually or in the aggregate, would have a Material Adverse Effect.

               (h)  Use of Proceeds.  The Transferor is not
     engaged in the business of extending credit for the purposes of purchasing or carrying margin stock, and no proceeds of any acquisition of an interest in the Senior Class Certificates, directly or indirectly, will be used for a purpose that violates, or would be inconsistent with, Regulations G, T, U and X promulgated by the Federal reserve Board from time to time.

               (i)  Aggregate Principal Balance.  On each
     day, the product of (i) the aggregate Floating Allocation Percentage with respect to Default Amounts for all Senior Classes (as of the end of the most recent Monthly Period) and (ii) the sum of the Excess Funding Amount and the Aggregate Principal Receivables, shall at least equal the sum of the Senior Class Certificate Principal Balances for all Senior Classes.

               (j)  Transferor Amount; Subordinate Class
     Investor Amount. After giving effect to the issuance of the Senior Class Certificates on the Closing Date, (i) the Transferor Amount is not less than the Minimum Transferor Amount and (ii) the Subordinate Class Investor Amount is not less than the Minimum Enhancement Amount.

               (k)  Credit Card Guidelines.  Since January
     9, 1997, other than as described in the Prospectus, dated August 14, 1997, relating to the Trust's Series 1997-2 Certificates, there have been no material changes in the Credit Card Guidelines other than as permitted under the Master Pooling and Servicing Agreement. Since such date, no material adverse change has occurred in the overall rate of collection of the Receivables.

               (l)  No Pay Out Event.  No event has oc-
     curred and is continuing and no condition exists which constitutes a Pay Out Event or a Potential Pay Out Event.

               (m)  Not an Investment Company.  The Trans-
     feror is not, and is not controlled by, an "investment company" within the meaning of the 1940 Act, or is exempt from all provisions of such Act.

               (n)  ERISA.  No liability exists under Title
     IV of ERISA or under Section 412 of the Internal Revenue
     Code arising out of a Defined Benefit Plan or a Multiemployer Plan of the Transferor or any ERISA Affili-ate.

               (o)  Bulk Sales.  No transaction contem-
     plated by this Agreement, any Receivables Purchase Agree-ment or the Master Pooling and Servicing Agreement requires compliance with any bulk sales act or similar law.

               (p)  Transfers Under Receivables Purchase
     Agreement. Each Receivable which has been transferred to the Transferor by an Eligible Originator has been purchased by the Transferor from such Eligible Originator pursuant to, and in accordance with, the terms of a Receivables Pur-chase Agreement.

               (q)  Reasonable Equivalent Value.  The
     Transferor has given reasonably equivalent value to each Eligible Originator in consideration for the transfer to the Transferor of the applicable Receivables and Collec-tions and Related Security, if any, from such Eligible Originator, and each such transfer shall not have been made for or on account of an antecedent debt owed by such Eligi-ble Originator to the Transferor. The Transferor has re-ceived reasonably equivalent value in consideration for the transfer to the Trust of the Receivables and Collections and Related Security, if any, and will have received rea-sonably equivalent value in consideration for the sale of the Senior Certificates (and any sale of additional interests in the Trust in connection with any Additional Investor Amount) to the Senior Class Conduits and the Bank Investors.

               (r)  Representations and Warranties.  Each
     representation and warranty of the Transferor set forth in
     Article IV of each Receivables Purchase Agreement and in
     Article II of the Master Pooling and Servicing Agreement is true and correct in all material respects and the Trans-feror hereby remakes all such representations and warran-ties for the benefit of the Agent, each Senior Class Agent, each Senior Class Conduit and each Bank Investor.

               (s)  Validity of Certificates.  The Cer-
     tificates will be issued pursuant to the terms of the Master Pooling and Servicing Agreement and the Series Supplement and, when executed and authenticated by the Trustee in accordance with the Master Pooling and Servicing Agreement and the Series Supplement and delivered pursuant to this Agreement, will be validly issued and outstanding and entitled to the benefits of the Master Pooling and Servicing Agreement and the Series Supplement. The Certif-icates will be in all material respects in the form con-templated by the Master Pooling and Servicing Agreement and the Series Supplement. At the time of transfer to the Pur-chasers hereunder, the Transferor shall have good and marketable title to the Certificates free and clear of any Lien.

               (t)  No General Solicitation.  None of the
     Transferor or any of its affiliates (as defined in Rule 501(b) under the Act) or any Person (other than the Purchasers and their respective affiliates, as to whom the Transferor makes no representation) acting on its behalf has engaged, in connection with the offering of the Senior Class Certificates, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Act.

               (u)  No Registration under the Act; Trust
     Indenture Act. It is not necessary in connection with the offer, sale and delivery of the Certificates to the Pur-chasers to register the Certificates under the Act. The Master Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939.

          The representations and warranties set forth in this Section shall survive the sale of the Senior Class Certificates to the Senior Class Conduits or the Bank Investors and the acquisition by the Senior Class Conduits or the Bank Investors of any additional interests in the Trust in connection with any Additional Investor Amounts. Upon discovery by the Transferor, the Agent, any Senior Class Agent, any Senior Class Conduit or any Bank Investor of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to each other party, provided that the failure by any such party to give any such notice shall not impair any of such parties' rights hereunder.

          SECTION 2  Representations and Warranties of
     the Servicer.  As of the date hereof, as of the Closing
     Date and as of each day that an acquisition of an Addition-al Investor Amount is made hereunder, the Servicer hereby makes and shall be deemed to have made the following representations and warranties:

               (a)  Organization and Good Standing.  The
     Servicer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all corporate power , authority and legal right and all material governmental licenses, authorizations, consents and approvals required to own its properties and conduct its business as such properties are presently owned and such business is presently conducted in each jurisdiction in which it presently owns properties and presently conducts its business, except where the absence of any such licenses, authorizations, consents or approvals would not have a Material Adverse Effect, and to execute, deliver and perform its obligations under this Agreement, the Master Pooling and Servicing Agreement and all other Transaction Documents to which it is a party and to service the Receivables as required under federal and state law.

               (b)   Due Qualification.  The Servicer is
     duly qualified to do business and is in good standing (or is exempt from such requirements) in each jurisdiction in which the nature of its business requires it to be so qualified and has obtained all necessary licenses and approvals in each jurisdiction in which the failure to be so qualified or to obtain such licenses and approvals would have a Material Adverse Effect or a material adverse effect on the Servicer's ability to perform its obligation under the Master Pooling and Servicing Agreement or to service the Receivables as required under federal and state law.

               (c)  Corporate and Governmental Autho-
     rization; Contravention. The execution and delivery and performance by the Servicer of this Agreement and the other Transaction Documents to which the Servicer is a party, the performance by the Servicer of the transactions contemplat-ed hereby and thereby and the fulfillment by the Servicer of the terms hereof and thereof are within the Servicer's corporate powers, have been duly authorized by all neces-sary corporate action, require no action, consent or approval by or in respect of, or filing with, any Official Body or official thereof that has not been taken or obtained, and do not conflict with, violate or result in any breach of any of the terms and provisions of, or con-stitute (with or without notice or lapse of time or both) a default under, any Requirement of Law applicable to the Servicer, or the Articles of Incorporation or Bylaws of the Servicer or any agreement, judgment, injunction, order, writ, decree or other instrument binding upon the Servicer and will not result in the creation or imposition of any Lien on assets of the Servicer or any of its Subsidiaries.

               (d)  Binding Effect.  Each of this Agreement
     and the other Transaction Documents to which the Servicer is a party constitutes the legal, valid and binding obliga-tion of the Servicer, enforceable against the Servicer in accordance with its terms, subject to applicable bank-ruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect affecting the en-forcement of creditors' rights in general and to general equitable principles, whether or not considered at law or in equity, and to limitations upon indemnification and contribution contained in applicable securities laws and regulations.

               (e)  Accuracy of Information.  All infor-
     mation heretofore furnished by the Servicer to the Trans-feror, the Agent, any Senior Class Agent, any Senior Class Conduit or any Bank Investor for purposes of or in connec-tion with this Agreement, the Master Pooling and Servicing Agreement, the Series Supplement or any transaction contem-plated hereby or thereby is, and all such information hereafter furnished by the Servicer to any such party will be, true and accurate in every material respect, on the date such information is stated or certified.

               (f)  Tax Status.  The Servicer has filed all
     tax returns (federal, state and local) required to be filed and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges.

               (g)  No Proceedings.  Except as set forth in
     Exhibit G hereto, there are no proceedings or investiga-tions pending or, to the best knowledge of the Servicer, threatened against the Servicer or any Affiliate of the Servicer before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality
     (i) asserting the invalidity of this Agreement or the other Transaction Documents, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement and the other Transaction Documents or (iii) seeking any determination or ruling that, individually or in the aggregate, would have a Material Adverse Effect.

               (h)  Credit Card Guidelines.  Since January
     9, 1997, other than as described in the Prospectus, dated August 14, 1997, relating to the Trust's Series 1997-2 Certificates, there have been no material changes in the Credit Card Guidelines other than as permitted hereunder and under the Master Pooling and Servicing Agreement.
     Since such date, no material adverse change has occurred in the overall rate of collection of the Receivables.

               (i)  Collections and Servicing.  Since
     May 9, 1997, there has been no material adverse change in the ability of the Servicer to service and collect the Re-ceivables and no material adverse change has occurred in the overall rate of collections of Receivables.

               (j)  Not an Investment Company.  The
     Servicer is not an "investment company" within the meaning of the 1940 Act, or is exempt from all provisions of such Act.

               (k)  ERISA.  The Servicer is in compliance
     in all material respects with ERISA.

          The representations and warranties set forth in this Section shall survive the sale of the Senior Class Certificates to the Senior Class Conduits or the Bank Investors and the acquisition by the Senior Class Conduits or the Bank Investors of any additional interests in the Trust in connection with any Additional Investor Amounts. Upon discovery by the Servicer, the Transferor, the Agent, any Senior Class Agent, any Senior Class Conduit or any Bank Investor of a breach of any of the foregoing repre-sentations and warranties, the party discovering such breach shall give prompt written notice thereof to each other party, provided that the failure by any such party to give any such notice shall not impair any of such parties' rights hereunder.

          SECTION 3  Covenants of the Transferor.  At
     all times from the date hereof to the later to occur of (i) the Termination Date or (ii) the date on which all amounts due to the Senior Certificateholders under this Agreement and the other Transaction Documents shall have been paid in full, unless the Agent and each Senior Class Agent shall otherwise consent in writing:

               (a)  Financial Reporting.  The Transferor
     will, and will cause each Eligible Originator and each of such Eligible Originator's Subsidiaries to, maintain, for itself and each of its respective Subsidiaries, a system of accounting established and administered in accordance with GAAP, and will furnish to the Agent and each Senior Class
     Agent:

                    (i)  Annual Reports.  Within one
            hundred (100) days after the close of the Transferor's and Proffitt's fiscal years, (be-ginning with the fiscal year ending in 1998) au-dited financial statements, prepared in accor-dance with GAAP on a consolidated basis for (x) the Transferor and (y) for Proffitt's and its Subsidiaries, in each case, including balance sheets as of the end of such period, related statements of operations, shareholder's equity and cash flows, accompanied by an unqualified audit report certified by Coopers & Lybrand, L.L.P., or other independent certified public accountants, acceptable to the Agent, prepared in accordance with GAAP and, upon the Agent's request, any management letter prepared by said accountants and accompanied by (i) a certificate of said accountants that Proffitt's is in com-pliance with the financial covenants set forth in Section 3.4(j) hereof, or, if Proffitt's is not in compliance with such covenants, stating the nature and status thereof and (ii) a certif-icate of the chief financial officer or chair-man, president, treasurer or any executive or senior vice president of the Transferor stating that no Pay Out Event or Potential Pay Out Event exists, or if any Pay Out Event or Potential Pay Out Event exists, stating the nature and status thereof and showing the computation of each of the financial ratios and restrictions set forth in Section 3.4(j) hereof.

                    (ii)  Quarterly Reporting.  With-
            in fifty (50) days after the close of the first three quarterly periods of each of the Transferor's and Proffitt's fiscal years, for
            (x) the Transferor and (y) for Proffitt's and its Subsidiaries, in each case, consolidated unaudited balance sheets as at the close of each such period and consolidated related statements of operations and cash flows for the period from the beginning of such fiscal year to the end of such quarter, and showing the computation of each of the financial ratios and restrictions set forth in Section 3.4(j) hereof all certified by its chief financial officer, chairman, presi-dent, treasurer or any executive or senior vice president.

                    (iii)  Compliance Certificate.
            Together with the financial statements required hereunder, a compliance certificate signed by the chief financial officer, chairman, presi-dent, treasurer or any executive or senior vice president of the Transferor or Proffitt's, as applicable, stating that (x) the attached finan-cial statements have been prepared in accordance with GAAP and accurately reflect the financial condition of the Transferor or Proffitt's as ap-plicable (in the case of quarterly statements, subject to normal adjustments) and (y) to the best of such Person's knowledge, no Pay Out Event or Potential Pay Out Event exists, or if any Pay Out Event or Potential Pay Out Event exists, stating the nature and status thereof and showing the computation of, and showing compliance with, each of the financial ratios and restrictions set forth in Section 3.4(j) hereof.

                    (iv)  Shareholders Statements and
            Reports. Promptly upon the furnishing thereof generally to the shareholders of Proffitt's, copies of all financial statements, reports and proxy statements so furnished to the extent not included in the filings provided pursuant to paragraph (v) below.

                    (v)  S.E.C. Filings.  Promptly
            upon (x) the filing thereof, copies of all annu-al, quarterly, monthly or other regular reports and reports on Form 8-K and (y) the effective-ness thereof, copies of all registration state-ments, in each case which Proffitt's or any sub-sidiary files with the Securities and Exchange Commission (excluding any filings on Form S-8).

                    (vi)  Notice of Pay Out Events or
            Potential Pay Out Events. As soon as possible and in any event within two (2) days after the occurrence of each Pay Out Event or each Poten-tial Pay Out Event, a statement of the chief fi-nancial officer or chief accounting officer of the Transferor setting forth details of such Pay Out Event or Potential Pay Out Event and the ac-tion which the Transferor proposes to take with respect thereto.

                    (vii)  Change in Credit Card
            Guidelines and Debt Ratings. Within thirty (30) days after the date of any ,material change in or amendment to the Credit Card Guidelines is made, a copy of the Credit Card Guidelines then in effect indicating such change or amendment. Within fifteen (15) days after any change in Proffitt's public or private debt ratings by any rating agency that has been requested by Proffitt's to provide any such rating, if any, a written certification of Proffitt's public and private debt ratings after giving effect to any such change.

                    (viii)  Credit Card Guidelines.
            Within ten (10) Business Days of the request of the Agent or any Senior Class Agent, a complete copy of the Credit Card Guidelines then in ef-fect.

                    (ix)  ERISA.  Promptly after the
            filing or receiving thereof, copies of all reports and notices with respect to any Report-able Event which the Transferor, any Eligible Originator or any ERISA Affiliate of the Trans-feror or any Eligible Originator files under ERISA with the Internal Revenue Service, the PBGC or the U.S. Department of Labor or which the Transferor, any Eligible Originator or any ERISA Affiliates of the Transferor or any Eligi-ble Originator receives from the Internal Reve-nue Service, the PBGC or the U.S. Department of Labor.

                    (x)  Other Information.  Such
            other information (including non-financial in-formation) as the Agent or any Senior Class
            Agent may from time to time reasonably request with respect to any Eligible Originator, the Transferor or any Subsidiary of any of the foregoing.

               (b)  Conduct of Business.  The Transferor
     will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdic-tion of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

               (c)  Compliance with Laws.  The Transferor
     will comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it or its respective properties may be subject.

               (d)  Furnishing of Information and Inspec-
     tion of Records. The Transferor will, and will exercise its rights under Section 5.1(c) of the Receivable Purchase Agreement to obtain information from each Eligible Origina-tor in order to, furnish to the Agent and each Senior Class Agent from time to time such information with respect to the Receivables as the Agent or such Senior Class Agent may reasonably request, including, without limitation, listings identifying the Obligor and the Outstanding Principal Balance for each Receivable. The Transferor will permit, and will exercise its rights under Section 5.1(c) of the Receivable Purchase Agreement in order to permit, at any time and from time to time during regular business hours and upon reasonable prior notice, the Agent and each Senior Class Agent, or their respective agents or representatives,
     (i) to examine and make copies of and take abstracts from all Records (at the expense of the Transferor) and (ii) to visit the offices and properties of the Transferor or such Eligible Originator, as applicable, for the purpose of examining such Records, and to discuss matters relating to Receivables or the Transferor's or such Eligible Originator's performance hereunder and under the other Transaction Documents to which such Person is a party with any of the officers, directors, employees or independent public accountants of the Transferor or such Eligible Originator, as applicable, having knowledge of such mat-ters.

               (e)  Keeping of Records and Books of Ac-
     count. The Transferor will, and will cause each Eligible Originator to, maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or customary for the collection of all Receivables (including, without limita-tion, records adequate to permit the daily identification of each new Receivable and all Collections of and adjust-ments to each existing Receivable). The Transferor will give the Agent and each Senior Class Agent notice of any material change in the administrative and operating proce-dures of the Transferor or any Eligible Originator.

               (f)  Sale Treatment.  The Transferor will
     not (i) account for (including for accounting and tax purposes), or otherwise treat, the transactions contem-plated by the Receivables Purchase Agreement in any manner other than as a sale of the Receivables by such Eligible Originator to the Transferor, or (ii) account for (other than for tax purposes) or otherwise treat the transactions contemplated hereby in any manner other than as a sale of an undivided percentage ownership interest in the Receiv-ables by the Transferor to the Senior Class Conduits or the Bank Investors, as applicable. In addition, the Transferor shall, and shall cause each Eligible Originator to, dis-close (in a footnote or otherwise) in all of its respective financial statements (including any such financial state-ments consolidated with any other Persons' financial state-ments) the existence and nature of the transaction con-templated by the Master Pooling and Servicing Agreement and by each Receivables Purchase Agreement and the interest of the Transferor (in the case of an Eligible Originator's financial statements), the Senior Class Conduits and the Bank Investors in the Affected Assets.

               (g)  Corporate Documents.  The Transferor
     shall not amend, alter, change or repeal any Articles of its Articles of Incorporation without the prior written consent of the Agent and each Senior Class Agent.

               (h)  No Sales, Liens, Etc.  Except as
     otherwise permitted by the Master Pooling and Servicing Agreement, the Series Supplement, this Agreement or any other Transaction Document, the Transferor will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien upon (or the filing of any financing statement with respect to), any of the Trust Property.

               (i)  No Extension or Amendment of Receiv-
     ables; Discount Percentage. Except as otherwise permitted by the Transaction Documents, the Transferor will not, and will not change or waive Section 5.1(f) of any Receivable Purchase Agreement to permit any Eligible Originator to, extend, amend or otherwise modify the terms of any Receiv-able, or amend, modify or waive any term or condition of
     any Account related thereto.   The Transferor further cove-
     nants that, except as otherwise required by any Requirement of Law, it shall not, and shall not cause or otherwise permit the Servicer at any time to, reduce the periodic fi-nance charges assessed on any Receivable or other fees on any Account if, as a result of such reduction, the rea-sonable expectation of the Portfolio Adjusted Yield as of such date would be less than 1.00%.

               (j)  Changes to Account Agreements.  The
     Transferor shall not change the terms and provisions of the Account Agreements or the Credit Card Guidelines in any re-spect (including, without limitation, the calculation of the amount, and the timing, of uncollectible Receivables) except to the extent permitted by the Master Pooling and Servicing Agreement.

               (k)  No Change in Business or Credit Card
     Guidelines. The Transferor will not make any change in the character of its business or in the Credit Card Guidelines, which change would, in either case, impair the collectibility of any substantial portion of the Receiv-ables or otherwise result in a Material Adverse Effect.

               (l)  Amendment of Receivables Purchase
     Agreement, Master Pooling and Servicing Agreement and Series Supplement. The Transferor will not amend, waive, modify or supplement any Receivables Purchase Agreement, the Master Pooling and Servicing Agreement, the Series Sup-plement or any other Transaction Document to which it is a party without the prior written consent of the Agent and each Senior Class Agent to the substance and form of any such amendment, modification, waiver or supplement and, in addition, will not permit any Eligible Originator to take (or acquiesce in the taking of any such action) any action (including any omission to act) under any Transaction Docu-ment to which it is a party that would have a material adverse effect on the Agent, any Senior Class Conduit or any Bank Investor or which is inconsistent with the terms of the Master Pooling and Servicing Agreement, the Series Supplement or this Agreement.

               (m)  Other Debt.  Except as permitted by
     this Agreement or the Master Pooling and Servicing Agree-ment, the Transferor will not create, incur, assume or suffer to exist any indebtedness whether current or funded, or any other liability other than (i) indebtedness of the Transferor representing fees, expenses and indemnities arising hereunder, under any Series Supplement, any Enhancement or under a Receivables Purchase Agreement for the purchase price of the Receivables under such Receiv-ables Purchase Agreement, and (ii) other indebtedness incurred in the ordinary course of its business, the amount thereof which is past due not to exceed $9,750 at any time outstanding.

               (n)  ERISA Matters.  The Transferor will not
     (i) engage in any prohibited transaction (as defined in Section 4975 of the Code and Section 406 of ERISA) for which an exemption is not available or has not previously been obtained from the U.S. Department of Labor; (ii) permit to exist any accumulated funding deficiency (as defined in Section 302(a) of ERISA and Section 412(a) of the Code) or funding deficiency with respect to any Defined Benefit Plan other than a Multiemployer Plan that could reasonably result in the PBGC or IRS filing a lien; (iii) fail to make any payments to any Multiemployer Plan that the Transferor, such Eligible Originator or any ERISA Affiliate of the Transferor or such Eligible Originator is required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto; (iv) terminate any Defined Benefit Plan so as to result in any liability; or (v) permit to exist any occurrence of any Reportable Event which represents a material risk of a liability to the Transferor, such Eligible Originator, or any ERISA Affiliate of the Transferor or such Eligible Originator under ERISA or the Code.

               (o)  Receivables Purchase Agreement.  The
     Transferor, in its capacity as purchaser of the Receivables from the Eligible Originators pursuant to the related Re-ceivables Purchase Agreement, will at all times enforce the covenants and agreements of each Eligible Originator in each Receivables Purchase Agreement. With respect to any Receivable sold by an Eligible Originator to the Trans-feror, the Transferor shall, and shall cause such Eligible Originator to, effect such sale under, and pursuant to the terms of, a Receivables Purchase Agreement, including, without limitation, the payment by the Transferor, either in cash, by increase in the amount of the Subordinated Note, a contribution of capital or any combination thereof, to such Eligible Originator in an aggregate amount equal to the purchase price for such Receivable as required by the terms of such Receivables Purchase Agreement.

               (p)  Master Pooling and Servicing Agreement.
     The Transferor will comply with the covenants set forth in
     Section 2.5 of the Master Pooling and Servicing Agreement.

               (q)  Notice of Breach; Liens.  The Trans-
     feror shall advise the Agent and each Senior Class Agent promptly, in reasonable detail, (i) after becoming aware of any Lien on any Receivable or other Trust Property other than the conveyances under the Master Pooling and Servicing Agreement or under a Receivables Purchase Agreements or Liens permitted under Section 2.5(b) of the Master Pooling and Servicing Agreement or under Section 5.2(a) of the Receivable Purchase Agreement, (ii) of any breach by the Transferor or the Servicer of any of their respective representations, warranties and covenants contained herein or in the Master Pooling and Servicing Agreement and (iii) of the occurrence of any other event which would have a material adverse effect on the Trustee's interest in the Receivables or the collectibility thereof.

               (r)  Notice of Additions.  On or before the
     fifth Business Day prior to the Additional Account Closing Date with respect to any Additional Accounts designated pursuant to subsections 2.6(a) or (b) of the Master Pooling and Servicing Agreement, the Transferor shall give the Agent and each Senior Class Agent written notice that the Receivables in such Additional Accounts will be included, specifying the approximate aggregate amount of Receivables in such Additional Accounts. The Transferor shall give the Agent and each Senior Class Agent five (5) Business Days prior written notice of (i) any designation of Accounts to be included as Accounts pursuant to subsection 2.5(d) of the Master Pooling and Servicing Agreement and (ii) any discontinuance or suspension of any such designation. The Transferor shall not include as Automatic Additional Accounts any Accounts of a type not included as Accounts on the Initial Closing Date or included on any Additional Account Closing Date pursuant to which Additional Accounts are designated pursuant to subsection 2.6(b) of the Master Pooling and Servicing Agreement or consented to in writing by the Agent and each Senior Class Agent.

               (s)  Protection of Interest in Trust
     Property. The Transferor shall execute and file such con-tinuation statements and any other documents reasonably re-quested by the Trustee, the Agent, any Senior Class Agent, any Senior Class Conduit or any Bank Investor or which may be required by law to fully preserve and protect the inter-est of the Trustee in and to the Receivables and the other Trust Property.

               (t)  Transfer of Transferor Interest and
     Subordinate Class Certificates. The Transferor shall not assign, transfer or otherwise convey to any Person any interest in the Transferor Interest or the Subordinate Class Certificates held by it without (i) the prior written consent of the Agent and each Senior Class Agent and (ii) delivering to the Trustee prior thereto an Opinion of Coun-sel to the effect that (x) the conveyed interest in the Transferor's Interest or the Subordinate Class Certificates will be treated as either debt or an interest in a part-nership for federal income tax purposes and that the conveyance of such interest will not cause the Trust to be characterized for federal income tax purposes as an association or a publicly traded partnership taxable as a corporation or otherwise have any material adverse impact on the federal or applicable state income taxation of any outstanding Certificates or any Certificate Owner and (y) such transfer will not cause a taxable event for federal income tax purposes to any Investor Certificateholder.

               (u)  No Assignment.  The Transferor shall
     not assign any of its rights or delegate any of its duties hereunder or under the Master Pooling and Servicing Agree-ment or the Series Supplement or under any of the other Transaction Documents to which it is a party without the prior written consent of the Agent and each Senior Class Agent.

               (v)  No Designation.  The Transferor shall
     not designate an Eligible Originator other than G.R.
     Herberger's, Inc., McRae's, Inc., Parisian, Inc. or
     Proffitt's, Inc., without the prior written consent of the Agent and each Senior Class Agent.

               (w)  Consent of Agent and Senior Class
     Agent.   The Transferor shall obtain the written consent of
     the Agent and each Senior Class Agent prior to taking any action under the Master Pooling and Servicing Agreement that would require (i) the satisfaction of the Rating Agency Condition under the Master Pooling and Servicing Agreement (whether or not any Series is then currently rated by any rating agency) or (ii) the consent of the Trustee.

               (x)  Notice of Delegation of Servicer's
     Duties. The Transferor promptly shall notify the Agent and each Senior Class Agent of any delegation by the Servicer of any of the Servicer's duties under the Master Pooling and Servicing Agreement or the Series Supplement, provided that the designation of McRae's, Inc. or any other Affili-ate of the Transferor as Subservicer shall be permitted without notice.

               (y)  Notice of Resignation or Removal of the
     Trustee. The Transferor promptly shall notify the Agent and each Senior Class Agent of any resignation or removal of the Trustee under the Master Pooling and Servicing Agreement.

               (z)  Reduction of Investor Amounts.  If, on
     any day, (x) the Senior Class Certificate Principal Balance for any Senior Class plus the Interest Component of all Related Commercial Paper issued by the related Senior Class Conduit and then outstanding, if any, exceeds the Senior Class Facility Limit for such Class or (y) the product of
     (i) the aggregate Floating Allocation Percentage with respect to Default Amounts for all Senior Classes (as of the end of the most recent Monthly Period) and (ii) the sum of the Excess Funding Amount and the Aggregate Principal Receivables, is less than the sum of the Senior Class Cer-tificate Principal Balances for all Senior Classes, the Transferor shall distribute on such day to such Senior Class Conduit, in accordance with subsection 4.5(d) of the Series Supplement an amount sufficient to (I) reduce the sum of the Senior Class Investor Amount and the Interest Component of all outstanding Related Commercial Paper for such Senior Class to an amount which is less than the Senior Class Facility Limit for such Senior Class or (II) reduce the sum of the Senior Class Certificate Principal Balances for all Senior Classes plus the Minimum Enhance-ment Amount to an amount which is less than the Series Allocation Percentage with respect to Principal Receivables (as of the end of the most recent Monthly Period) of the Aggregate Outstanding Principal Balance, as applicable.

          SECTION 4  Covenants of the Servicer.  At all
     times from the date hereof to the later to occur of (i) the Termination Date or (ii) the date on which all amounts due to the Senior Certificateholders under this Agreement and the other Transaction Documents shall have been paid in full, unless the Agent and each Senior Class Agent shall otherwise consent in writing:

               (a)  Records.  The Senior Class Certificate-
     holders and their agents and representatives shall at all times upon reasonable prior notice have full access during normal business hours to all Records of the Servicer, and the Agent, each Senior Class Agent and the Senior Class Certificateholders and their agents and representatives may examine the same, take extracts therefrom and make photo-copies thereof, and the Servicer agrees to render to such Persons, at the Servicer's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto.

               (b)  No Extension or Amendment of Receiv-
     ables. Except as otherwise expressly permitted by the Transaction Documents, the Servicer will not extend, amend or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any Account related thereto. The Servicer further covenants that, except as otherwise required by any Requirement of Law, it shall not reduce the periodic finance charges assessed on any Receivable or other fees on any Account if, as a result of such reduction, the reasonable expectation of the Portfolio Adjusted Yield as of such date would be less than 1.00%.

               (c)  Conduct of Business.  The Servicer
     will, and will cause each of its Subsidiaries to which it delegates any servicing functions under the Master Pooling and Servicing Agreement to, carry on and conduct its business in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated, validly existing and in good standing in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted. All Eligible Originators shall at all times be direct or indi-rect wholly-owned subsidiaries of Proffitt's.

               (d)  Financial Covenants.  The Servicer
     shall:
                (i) not permit, at any time during any
                    four-quarter period, the ratio of Consoli-dated Funded Senior Indebtedness to Con-solidated EBITDA to be greater than 3.50 to 1.00;

               (ii) not permit, at any time, the ratio of
                    Consolidated Total Funded Indebtedness to
                    Consolidated EBITDA to be equal to or
                    greater than 4.00 to 1.00; and

               (ii) not permit, at any time during any
                    four-quarter period of the Servicer ending during the periods set forth below, the Consolidated Fixed Charge Coverage Ratio for such four-quarter period to be equal to or less than the ratios set forth opposite the respective periods set forth below:

               Period                     Ratio

          Closing Date through
                Fiscal Year End 1997         1.25 to 1.00

          At all times thereafter       1.50 to 1.00

               (e)  No Assignment.  The Servicer shall not
     assign any of its rights or delegate any of its duties hereunder or under the Master Pooling and Servicing Agreement or the Series Supplement or under any of the other Transaction Documents to which it is a party without the prior written consent of the Agent and each Senior Class Agent provided that any designation of McRae's or any other Affiliate of the Transferor as Subservicer shall be permitted without notice.

          SECTION 5  Tax Treatment.  The Transferor, the
     Senior Class Conduits and the Bank Investors have entered into this Agreement, and the Transferor has entered into the Series Supplement, with the intention that the Senior Class Certificates will qualify under applicable tax law as indebtedness, and the Transferor and each Senior Class Conduit and Bank Investor by its acceptance of the Senior Class Certificates agree to and shall treat the Senior Class Certificates for purposes of federal and state income or franchise taxes and any other tax imposed on or measured by income, as indebtedness unless otherwise required by the Internal Revenue Service.

          SECTION 6  Conditions Precedent to Initial
     Transfer. On or prior to the Closing Date, the Transferor and the Servicer shall deliver to the Agent (with suffi-cient copies for each Senior Class Agent and their re-spective counsel) the following documents, instruments and fees, all of which shall be in a form and substance acceptable to the Agent and each Senior Class Agent:

               (a)  A copy of the resolutions of the Board
     of Directors (or Executive Committee) of each of the Trans-feror and the Servicer, certified by its Secretary, approv-ing the execution, delivery and performance by the Trans-feror and the Servicer, respectively, of the Master Pooling and Servicing Agreement, the Series Supplement, this Agree-ment, the Certificates, the other Transaction Documents to which the Transferor or the Servicer is a party.

               (b)  A copy of the resolutions of the Board
     of Directors (or Executive Committee) of each Eligible Originator, certified by its Secretary, approving the execution, delivery and performance by such Eligible Originator of the related Receivables Purchase Agreement and the other Transaction Documents to which such Eligible Originator is a party.

               (c)  The Articles of Incorporation of the
     Transferor, the Servicer and each Eligible Originator, certified by the Secretary of State or other similar official of its jurisdiction of incorporation dated a recent date and further certified by an officer of each respective corporation.

               (d)  A Good Standing Certificate for the
     Transferor, the Servicer and each Eligible Originator issued by the Secretary of State or other similar official of its jurisdiction of incorporation and certificates of qualification as a foreign corporation issued by the Secretaries of State or other similar officials of each jurisdiction where such qualification is material to the transactions contemplated by the Transaction Documents to which such Person is a party, in each case dated a date reasonably prior to the Closing Date.

               (e)  A certificate of an Executive Vice
     President, Senior Vice President or Treasurer of the Trans-feror, the Servicer and each Eligible Originator substan-tially in the form of Exhibit C hereto.

               (f)  Certified copies of request for
     information or copies (Form UCC-11) (or a similar search report certified by parties acceptable to the Agent) dated a date reasonably prior to the Closing Date listing all effective financing statements which name (x) the Transfer-or or any Eligible Originator (under its present name and any previous names) as debtor and which are filed with re-spect to the Transferor or any Eligible Originator in the jurisdictions in which the filings are made pursuant to clauses (h) and (i) below, together with copies of such financing statements (none of which shall cover any portion of the Trust Property).

               (g)  Copies of proper financing statements
     (Form UCC-3), if any, necessary to terminate all security interests and other rights of any Person in the Receivables and the other Trust Property previously granted by the Transferor or any Eligible Originator.

               (h)  Copies of acknowledgment copies of
     proper financing statements (Form UCC-1) naming each Eligible Originator as the debtor or, alternatively, seller of the Receivables and the other Trust Property, and the Transferor as secured party or, alternatively, purchaser of the Receivables and the other Trust Property and the Trustee as assignee thereof or other similar instruments or documents as may be necessary or in the opinion of the Agent or any Senior Class Agent desirable under the UCC of all appropriate jurisdictions or any comparable law to evi-dence the perfection of the Transferor's interest in the Receivables and the other Trust Property.

               (i)  Copies of acknowledgment copies of
     proper financing statements (Form UCC-1) naming the Transferor as the debtor or seller of the Receivables and the other Trust Property and the Trustee as secured party or purchaser of the Receivables and the other Trust Proper-ty or other similar instruments or documents as may be necessary or in the opinion of the Agent or any Senior Class Agent desirable under the UCC of all appropriate jurisdictions or any comparable law to evidence the perfection of the Trustee's interest in the Receivables and the other Trust Property.

               (j)  Favorable opinions of Alston & Bird
     LLP, counsel to the Transferor, the Servicer and each Eligible Originator (i) in substantially the form of Exhib-it D hereto with respect to certain corporate and enforce-ability matters and (ii) in form and substance satisfactory to each Senior Class Agent and its counsel with respect to certain bankruptcy and insolvency matters (i.e. "true sale" and "nonconsolidation") and federal income tax matters.

               (k)  Favorable opinions of Butler Snow
     O'Mara Stevens & Cannada, special Mississippi counsel to the Servicer, in form and substance satisfactory to each Senior Class Agent and its counsel with respect to certain
     Mississippi Uniform Commercial Code matters.

               (l)  Favorable opinions of Schreck Morris,
     special Nevada counsel to the Transferor, in form and sub-stance satisfactory to each Senior Class Agent and its counsel with respect to certain corporate and security interest matters under Nevada law.

               (m)  Favorable opinions of counsel to the
     Trustee, as to the due authorization, execution and delivery by the Trustee of the Master Pooling and Servicing
     Agreement, the Series Supplement and each other Transaction
     Document executed by the Trustee.

               (n)  An executed copy of each Receivables
     Purchase Agreement, the Master Pooling and Servicing Agreement, the Series Supplement, this Agreement, the Fee Letter, and executed or a certified copy of each of the other Transaction Documents to be executed by the Trans-feror, the Servicer or any Eligible Originator.

               (o)  The Class A-1 Variable Funding Certifi-
     cates in the face amount of $75,000,000 and the Class A-2 Variable Funding Certificates in the face amount of $50,000,000, and the Subordinate Class Certificates in the face amount of $14,375,000, in each case duly executed by the Transferor and duly authenticated by the Trustee and issued, in the case of the Senior Class Certificates, to the parties specified in Section 2.1 hereof and, in the case of the Subordinate Class Certificates, to the Trans-feror.

               (p)  Payment of (i) any fees to be paid on
     or prior to the Closing Date pursuant to the Fee Letter and
     (ii) all up-front fees to be paid to the Senior Class
     Conduits.

               (q)  An instrument indicating the appoint-
     ment by the Transferor and each Eligible Originator of CT
     Corporation as agent for service of process in accordance with Section 6.4(d) hereof.

               (r)  Such other documents, instruments, cer-
     tificates and opinions as the Agent, any Senior Class Agent or any Bank Investor shall reasonably request.

          SECTION 7  Quarterly Certificate.  The
     Servicer shall deliver, or the Transferor shall cause the Servicer (if Proffitt's Inc. is not the Servicer) to deliv-er, to the Agent and each Senior Class Agent (i) within forty-five (45) days after the end of each calendar quarter of each calendar year, beginning with the calendar quarter ending December 31, 1997, an officer's certificate substan-tially in the form of Exhibit E hereto stating that (a) a review of the activities of the Servicer during the preceding calendar quarter (or such shorter period as may have elapsed since the Closing Date), and of its perfor-mance under this Agreement and the other Transaction Documents to which it is a party was made under the super-vision of the officer signing such certificate and (b) to the best of such officer's knowledge, based on such review, the Servicer has fully performed all of its obligations under this Agreement, the Series 1997-1 Supplement, the Master Pooling and Servicing Agreement and the other Trans-action Documents to which it is a party throughout such quarter (or such shorter period as may have elapsed since the Closing Date), or, if there has occurred an event which, with the giving of notice or passage of time or both, would constitute a Pay Out Event or Servicer Default, specifying each such event known to such officer and the nature and status thereof and (ii) the Officer's Certifi-cate required to be delivered to the Trustee pursuant to
     Section 3.5 of the Master Pooling and Servicing Agreement concurrently with the delivery of such Officer's Certifi-cate to the Trustee.

          SECTION 8  Periodic Notices and Reports.

               (a)  Notices, Certificates and Reports
     Delivered to the Trustee and the Rating Agencies. In addi-tion to those notices, certificates and reports required to be delivered to the Agent or the Senior Class Agents pursu-ant to Section 3.3 hereof, the Transferor shall furnish to the Agent and each Senior Class Agent a copy of each no-tice, certificate or report delivered to the Trustee or a Rating Agency pursuant to the Master Pooling and Servicing Agreement or the Series Supplement concurrently with the delivery of any such notice, certificate or report to the Trustee or a Rating Agency, as the case may be.

               (b)  Annual Opinion of Counsel.  The
     Transferor will deliver to the Agent and each Senior Class Agent each Opinion of Counsel required to be delivered to the Trustee pursuant to subsection 13.2(d)(ii) of the Master Pooling and Servicing Agreement concurrently with the delivery of such Opinion of Counsel to the Trustee.


                         ARTICLE IV

         INDEMNIFICATION; EXPENSES; RELATED MATTERS

          SECTION 1  Indemnities by the Transferor.
     Without limiting any other rights which the Agent, the Senior Class Agents, the Senior Class Conduits or the Bank Investors may have hereunder or under applicable law, the Transferor hereby agrees to indemnify the Senior Class Conduits, the Bank Investors, the Agent, the Senior Class Agent, the Collateral Agents, each Program Support Provider and any successors and permitted assigns and any of their respective officers, directors and employees (collectively, the "Indemnified Parties") from and against any and all damages, losses, claims, liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees (which such attorneys may be employees of a Program Support Provider, the Agent, a Senior Class Agent or a Collateral Agent, as applicable) and disbursements (all of the fore-going being collectively referred to as "Indemnified Amounts") awarded against or incurred by any Indemnified Party in any action or proceeding between the Transferor or the Servicer and any of the Indemnified Parties or between any of the Indemnified Parties and any third party arising out of or as a result of this Agreement, the other Transac-tion Documents, the ownership or maintenance, either di-rectly or indirectly, by the Agent, any Senior Class Agent, any Senior Class Conduit or any Bank Investor of the Senior Class Certificates or any of the other transactions contem-plated hereby or thereby, excluding, however, (i) Indemni-fied Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party, (ii) recourse (except as otherwise specifically provided in this Agreement) for amounts due under the Receivables which are uncollectible and (iii) Indemnified Amounts specifically excluded from coverage under Section
     4.2. Without limiting the generality of the foregoing, the Transferor shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from:

                    (i)  any representation or war-
            ranty made by the Transferor, any Eligible
            Originator or the Servicer or any officer of the Transferor, any Eligible Originator or the Ser-vicer under or in connection with this Agree-ment, any Receivables Purchase Agreement, any of the other Transaction Documents or any other in-formation or report delivered by the Transferor or the Servicer pursuant hereto or thereto, which shall have been false or incorrect in any material respect when made or deemed made;

                    (ii)  the failure by the Trans-
            feror, any Eligible Originator or the Servicer to comply with any applicable law, rule or regulation with respect to any Receivable or the related Account, or the nonconformity of any Receivable or the related Account with any such applicable law, rule or regulation;

                    (iii)  the failure to vest and
            maintain vested in the Trustee, on behalf of the Trust, an undivided first priority, perfected percentage ownership or security interest in the Trust Property free and clear of any Lien (ex-cept as expressly permitted by the Transaction Documents);

                    (iv)  the failure to file, or any
            delay in filing, financing statements, continu-ation statements, or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with re-spect to any of the Trust Property;

                    (v)  any dispute, claim, offset
            or defense (other than discharge in bankruptcy) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Account not being the legal, valid and binding obligation of such Obligor enforceable against it in accor-dance with its terms), or any other claim re-sulting from the sale of merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services;

                    (vi)  any failure of the Servicer
            to perform its duties or obligations in accor-dance with the provisions of the Master Pooling and Servicing Agreement and the Series Supple-ment; or

                    (vii)  any products liability
            claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with merchandise or services which are the subject of any Receivable;

                    (viii)  the transfer of an owner-
            ship interest in any Receivable other than an Eligible Receivable as defined in the Master
            Pooling and Servicing Agreement;

                    (ix)  the failure by the Trans-
            feror, any Eligible Originator or the Servicer to comply with any term, provision or covenant contained in this Agreement or any of the other
            Transaction Documents to which it is a party or to perform any of its respective duties under the Accounts;

                    (x)  the failure of any Eligible
            Originator to pay when due any taxes, including without limitation, sales, excise or personal property taxes payable in connection with any of the Receivables;

                    (xi)  any repayment by any Indem-
            nified Party of any amount previously distrib-uted in reduction of the Senior Class Investor
            Amount which such Indemnified Party believes in good faith is required to be made;

                    (xii)  the commingling by the
            Transferor, any Eligible Originator or the Ser-vicer of Collections of Receivables at any time with other funds;

                    (xiii)  any investigation, liti-
            gation or proceeding related to this Agreement, any of the other Transaction Documents, the use of proceeds of the acquisition of interests in the Senior Class Certificates by the Transferor, the ownership of the Senior Class Certificates or any Trust Property;

                    (xiv)  any inability to obtain
            any judgment in or utilize the court or other adjudication system of, any state in which an Obligor may be located as a result of the fail-ure of the Transferor or any Eligible Originator to qualify to do business or file any notice of business activity report or any similar report;

                    (xv)  any failure of the Trans-
            feror to give reasonably equivalent value to an Eligible Originator in consideration of the pur-chase by the Transferor from such Eligible Originator of any Receivable, or any attempt by any Person to void, rescind or set-aside any such transfer under statutory provisions or common law or equitable action, including, without limitation, any provision of the Bank-ruptcy Code; or

                    (xvi)  any action taken by the
            Transferor, any Eligible Originator or the Ser-vicer in the enforcement or collection of any Receivable;

     provided, however, that if the Senior Class Conduits enter into agreements for the purchase of certificates represent-ing interests in amounts due under receivables or of inter-ests in receivables from one or more Other Transferors, the Senior Class Conduits shall allocate such Indemnified Amounts which are in connection with a Program Support Agreement or the program support furnished by a Program Su-pport Provider among the Transferor and each Other Trans-feror; and provided, further, that if such Indemnified Amounts are attributable to the Transferor or the Servicer and not attributable to any Other Transferor, the Trans-feror shall be solely liable for such Indemnified Amounts or if such Indemnified Amounts are attributable to Other Transferors and not attributable to the Transferor or the Servicer, such Other Transferors shall be solely liable for such Indemnified Amounts.

          SECTION 2  Indemnity for Taxes, Reserves and
     Expenses. (a) If after the date hereof, the adoption of any Law or bank regulatory guideline or any amendment or change in the interpretation of any existing or future Law or bank regulatory guideline by any Official Body charged with the administration, interpretation or application thereof, or the compliance with any directive of any Official Body (in the case of any bank regulatory guide-line, whether or not having the force of law):

                    (i)  shall subject any Indemni-
            fied Party to any tax, duty or other charge
            (other than Excluded Taxes) with respect to this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Senior Class Certificates, the Receivables or payments of amounts due hereunder, or shall change the basis of taxation of payments to any Indemnified Party of amounts payable in respect of this Agreement, the other Transaction Docu-ments, the ownership, maintenance or financing of the Senior Class Certificates, the Receiva-bles or payments of amounts due hereunder or its obligation to advance funds hereunder, under a Program Support Agreement or otherwise in re-spect of this Agreement, the other Transaction Documents, the ownership, maintenance or fi-nancing of the Senior Class Certificates or the Receivables (except for changes in the rate of general corporate, franchise, net income or other income tax imposed on such Indemnified Party by the jurisdiction in which such Indem-nified Party's principal executive office is located);

                    (ii)  shall impose, modify or
            deem applicable any reserve, special deposit or similar requirement (including, without limita-tion, any such requirement imposed by the Board of Governors of the Federal Reserve System other than any such requirement used in determining the Adjusted LIBOR Rate) against assets of, de-posits with or for the account of, or credit ex-tended by, any Indemnified Party or shall impose on any Indemnified Party or on the London inter-bank market any other condition affecting this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Senior Class Certificates, the Receivables or payments of amounts due hereunder or its obliga-tion to advance funds hereunder, under a Program Support Agreement or otherwise in respect of this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Senior Class Certificates or the Receivables; or

                    (iii)  imposes upon any Indemni-
            fied Party any other expense (including, without limitation, reasonable attorneys' fees and expenses, and expenses of litigation or prepara-tion therefor in contesting any of the fore-going) with respect to this Agreement, the other Transaction Documents, the ownership, mainte-nance or financing of the Senior Class Certifi-cates, the Receivables or payments of amounts due hereunder or its obligation to advance funds hereunder, under a Program Support Agreement or otherwise in respect of this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Senior Class Certificates or the Receivables,

     and the result of any of the foregoing is to increase the cost to such Indemnified Party with respect to this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Senior Class Certificates, the Receivables, the obligations hereunder, the funding of any purchases hereunder, a Program Support Agreement, by an amount deemed by such Indemnified Party to be material, then, within ten (10) days after demand by such Indemnified Party through the Agent, the Transferor shall pay to the Agent, for the benefit of such Indemnified Party, such additional amount or amounts as will compensate such Indemnified Party for such increased cost or reduction.

               (b)  If any Indemnified Party shall have
     determined that after the date hereof, the adoption of any applicable Law or bank regulatory guideline regarding capital adequacy, or any change therein, or any change in the interpretation thereof by any Official Body, or any directive regarding capital adequacy (in the case of any bank regulatory guideline, whether or not having the force of law) of any such Official Body, has or would have the effect of reducing the rate of return on capital of such Indemnified Party (or its parent) as a consequence of such Indemnified Party's obligations hereunder or with respect hereto to a level below that which such Indemnified Party (or its parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Indemnified Party to be material, then from time to time, within ten (10) days after demand by such Indemnified Party through the Agent, the Transferor shall pay to the Agent, for the benefit of such Indemnified Party, such additional amount or amounts as will compensate such Indemnified Party (or its parent) for such reduction.

               (c)  Each Senior Class Agent will notify the
     Agent and the Agent will promptly notify the Transferor of any event of which it has knowledge, occurring after the date hereof, which will entitle an Indemnified Party to compensation pursuant to this Section. A notice by the Agent or the applicable Indemnified Party claiming compen-sation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In deter-mining such amount, the Agent or any applicable Indemnified Party may use any reasonable averaging and attributing methods.

               (d)  Anything in this Section 4.2 to the
     contrary notwithstanding, if a Senior Class Conduit enters into agreements for the acquisition of certificates representing interests in other receivables from one or more Other Transferors, such Senior Class Conduit shall allocate the liability for any amounts under this Section which are in connection with a Program Support Agreement or the program support provided by a Program Support Provider ("Section 4.2 Costs") to the Transferor and each Other Transferor; provided, however, that if such Section 4.2 Costs are attributable to the Transferor, an Eligible Originator or the Servicer and not attributable to any Other Transferor, the Transferor shall be solely liable for such Section 4.2 Costs or if such Section 4.2 Costs are at-tributable to Other Transferors and not attributable to the Transferor, an Eligible Originator or the Servicer, such Other Transferors shall be solely liable for such Section
     4.2 Costs.

          SECTION 3  Taxes.  All payments made hereunder
     by the Transferor or the Servicer (each, a "payor") to any Senior Class Conduit, any Bank Investor or the Agent (each, a "recipient") shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and any other taxes, fees, duties, with-holdings or other charges of any nature whatsoever imposed by any taxing authority on any recipient (or any assignee of such parties) (such non-excluded items being called "Taxes"), but excluding franchise taxes imposed on net income (or any interest or penalties with respect thereto) and taxes imposed on or measured by the recipient's net income required to be paid by any recipient in connection herewith to any taxing authority ("Excluded Taxes"). In the event that any withholding or deduction from any payment made by the payor hereunder is required in respect of any Taxes, then such payor shall:

               (a)  pay directly to the relevant authority
     the full amount required to be so withheld or deducted;

               (b)  promptly forward to the Agent an
     official receipt or other documentation satisfactory to the Agent evidencing such payment to such authority; and

               (c)  pay to the recipient such additional
     amount or amounts as is necessary to ensure that the net amount actually received by the recipient will equal the full amount such recipient would have received had no such withholding or deduction been required.

     Moreover, if any Taxes are directly asserted against any recipient with respect to any payment received by such recipient hereunder, the recipient shall promptly notify the Transferor and the Servicer, and the recipient may pay such Taxes and the payor will promptly pay such additional amounts (including any penalties, interest or expenses) as shall be necessary in order that the net amount received by the recipient after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such recipient would have received had such Taxes not been asserted.

          If the payor fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the recipient the required receipts or other required docu-mentary evidence, the payor shall indemnify the recipient for any incremental Taxes, interest, or penalties that may become payable by any recipient as a result of any such failure.

          SECTION 4  Other Costs, Expenses and Related
     Matters.
               (a)  The Transferor agrees, upon receipt of
     a written invoice in reasonable detail, to pay or cause to be paid, and to save the Senior Class Conduits, the Bank
     Investors, the Senior Class Agents and the Agent harmless against liability for the payment of, all reasonable out-of-pocket expenses (including, without limitation, attorneys', accountants' and other third parties' fees and expenses, any filing fees and expenses incurred by officers or employees of the Senior Class Conduits, the Bank Inves-tors, the Agent and/or the Senior Class Agents) or intangi-ble, documentary or recording taxes incurred by or on behalf of any Senior Class Conduit, any Bank Investor, the Agent and any Senior Class Agent (i) in connection with the negotiation, execution, delivery and preparation of this Agreement, the other Transaction Documents and any docu-ments or instruments delivered pursuant hereto and thereto and the transactions contemplated hereby or thereby, and
     (ii) from time to time (a) relating to any amendments, waivers or consents under this Agreement and the other
     Transaction Documents, (b) arising in connection with any Senior Class Conduit's, any Bank Investor's, the Agent's or any Senior Class Agent's enforcement or preservation of rights, or (c) arising in connection with any audit, dispute, disagreement, litigation or preparation for litigation involving this Agreement or any of the other
     Transaction Documents (all of such amounts, collectively, "Transaction Costs").

               (b)  The Transferor shall pay to each Senior
     Class Agent, for the account of the related Senior Class Conduit and Bank Investors, as applicable, on demand any Early Collection Fee due on account of the receipt by a Senior Class Conduit or Bank Investor of any amounts applied in reduction of the Senior Class Investor Amount on any day other than the last day of any applicable funding period.

          SECTION 5  Indemnification by Servicer.  The
     Servicer shall indemnify and hold harmless each Indemnified Party from and against any loss, liability, expense, damage or injury suffered or sustained by reason of willful misfeasance, bad faith, or negligence in the performance of the duties of the Servicer or by reason of reckless disregard of obligations and duties of the Servicer hereunder or under the Master Pooling and Servicing Agreement or by reason of any acts, omissions or alleged acts or omissions of the Servicer pursuant to this Agree-ment or the Master Pooling and Servicing Agreement; provided, however, that the Servicer shall not indemnify any such Indemnified Party for any such loss, liability, expense, damage or injury suffered or sustained by reason of any action taken or omitted at the written request of such Indemnified Party; and provided, further, that the Servicer shall not indemnify any such Indemnified Party for any such loss, liability, expense, damage or injury incurred with respect to any action taken by such Indemni-fied Party constituting fraud, gross negligence, breach of fiduciary duty or willful misconduct, with respect to the uncollectibility of the Receivables or with respect to any federal, state or local income or franchise taxes (or any interest or penalties with respect thereto) required to be paid by any such Indemnified Party in connection herewith to any taxing authority. The Servicer shall not be liable for acts or omissions of any Successor Servicer. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof.

                         ARTICLE V

       THE AGENT; BANK COMMITMENT; SENIOR CLASS AGENTS

          SECTION 1  Authorization and Action of Agent.

               (a)  Each Senior Class Conduit and each Bank
     Investor hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. In furtherance, and without limiting the generality of the foregoing, each Senior Class Conduit and each Bank Investor hereby appoints the Agent as its agent to execute and deliver all further instruments and documents, and take all further action that the Agent may deem necessary or appropriate or that a Senior Class Conduit or a Bank Investor may reasonably request in order to perfect, protect or more fully evidence the interests transferred or to be transferred from time to time by the Transferor hereunder, or to enable any of them to exercise or enforce any of their respective rights hereunder. The Senior Class Agents jointly may direct the Agent to take any such incidental action hereunder. With respect to other actions which are incidental to the actions specif-ically delegated to the Agent hereunder, the Agent shall not be required to take any such incidental action hereun-der, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the joint direction of the Senior Class Agents; provided, however, that the Agent shall not be re-quired to take any action hereunder if the taking of such action, in the reasonable determination of the Agent, shall be in violation of any applicable law, rule or regulation or contrary to any provision of this Agreement or shall expose the Agent to liability hereunder or otherwise. Upon the occurrence and during the continuance of any Pay Out Event or Potential Pay Out Event, the Agent shall take no action hereunder (other than ministerial actions or such actions as are specifically provided for herein) without the prior consent of the Required Investor Certificatehold-ers. The Agent shall not, without the prior written con-sent of each Senior Class Agent and Bank Investor, agree to
     (i) amend, modify or waive any provision of this Agreement in any way which would (A) reduce or impair Collections or the payment of fees payable hereunder to the Senior Class Conduits or the Bank Investors or delay the scheduled dates for payment of such amounts, (B) increase the Servicing Fee Percentage, (C) modify any provisions of this Agreement, the Master Pooling and Servicing Agreement or the Series Supplement relating to the timing of payments required to be made by the Transferor or the Servicer or the applica-tion of the proceeds of such payments, (D) the appointment of any Person (other than the Trustee) as successor Servicer, (E) release any property from the lien provided by this Agreement (other than as expressly contemplated herein), or (F) modify Section 3.4(d) hereof or the defini-tion of "Minimum Enhancement Amount" in the Series Supple-ment or the definitions of "Defaulted Account" or "Eligible Receivable" in the Master Pooling and Servicing Agreement. The Agent shall not agree to any amendment of or waiver under this Agreement which increases the dollar amount of a Bank Investor's Commitment without the prior written consent of such Bank Investor. In addition, the Agent shall not agree to any amendment of or waiver under this Agreement not specifically described in the two preceding sentences without the consent of the Required Investor Certificateholders. In the event the Agent requests a Senior Class Agent's, a Senior Class Conduit's or a Bank Investor's consent pursuant to the foregoing provisions and the Agent does not receive a response (either positive or negative) from such Senior Class Agent, Senior Class Con-duit or Bank Investor within 10 Business Days of such Person's receipt of such request, then such Senior Class Agent, Senior Class Conduit or Bank Investor (and its percentage interest hereunder, if applicable) shall be disregarded in determining whether the Agent shall have obtained sufficient consent hereunder.

               (b)  The Agent shall exercise such rights
     and powers vested in it by this Agreement and the other Transaction Documents, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          SECTION 2  Agent's Reliance, Etc.  Neither the
     Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Agent under or in connection with this Agreement or any of the other Transaction Documents, except for its or their own gross negligence or willful misconduct. Without limiting the foregoing, the
     Agent: (i) may consult with legal counsel (including counsel for the Transferor or the Servicer), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Senior Class Conduit or Bank Investor and shall not be responsible to any Senior Class Conduit or Bank Investor for any statements, warran-ties or representations made in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any of the other Transaction Documents on the part of the Trans-feror or the Servicer or to inspect the property (including the books and records) of the Transferor or the Servicer;
     (iv) shall not be responsible to any Senior Class Conduit or any Bank Investor for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any of the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto; and (v) shall incur no liability under or in respect of this Agreement or any of the other Transaction Documents by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telex or facsimile) believed by it to be genuine and signed or sent by the proper party or parties.

          SECTION 3  Credit Decision.  Each Senior Class
     Conduit and Bank Investor acknowledges that it has, independently and without reliance upon the Agent, any of the Agent's Affiliates, any other Bank Investor or any other Senior Class Conduit and based upon such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement and the other Transaction Documents to which it is a party and, if it so determines, to accept the transfer of all or any portion of the Senior Class Certificates. Each Senior Class Conduit and Bank Investor also acknowledges that it will, independently and without reliance upon the Agent, any of the Agent's Affiliates, any other Bank Investor or any other Senior Class Conduit and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement and the other Transaction Documents to which it is a party.

          SECTION 4  Indemnification of the Agent.  Each
     Bank Investor agrees to indemnify the Agent (to the extent not reimbursed by the Transferor), ratably (and not jointly) in accordance with their respective Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent (in its capacity as such) in any way relating to or arising out of this Agreement and the other Transaction Documents or any action taken or omitted by the Agent hereunder or thereunder, provided that a Bank Investor shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, the Bank Investors agree to reimburse the Agent, ratably (and not jointly) in accordance with their respective Commitments, promptly upon demand for any out-of-pocket expenses (including counsel fees) incurred by the Agent (in its capacity as such) in connection with the enforcement (whether through negotiations, legal proceedings or other-wise) of, or legal advice in respect of rights or respon-sibilities under, this Agreement and the other Transaction Documents, to the extent that such expenses are incurred in the interests of or otherwise in respect of the Senior Class Conduits or the Bank Investors hereunder and/or thereunder and to the extent that the Agent is not reim-bursed for such expenses by the Transferor.

          SECTION 5  Successor Agent.  The Agent may
     resign at any time, effective upon the appointment and acceptance of a successor Agent as provided below, by giving written notice thereof to each Senior Class Agent, each Senior Class Conduit, each Bank Investor, the Trans-feror and the Servicer and may be removed at any time with cause by holders of more than 50% of the aggregate Senior Class Investor Amounts. Upon any such resignation or removal, the Required Investor Certificateholders shall ap-point a successor Agent. Each Senior Class Conduit and each Bank Investor agrees that it shall not unreasonably withhold or delay its approval of the appointment of a suc-cessor Agent. If no such successor Agent shall have been so appointed, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the holders of more than 50% of the aggregate Senior Class Investor Amounts removal of the retiring Agent then the retiring Agent may, on behalf of the Senior Class Conduits and the Bank Investors, appoint a successor Agent which successor Agent shall be either (i) a commercial bank organized under the laws of the United States or of any state thereof and have a combined capital and surplus of at least $50,000,000 or (ii) an Affiliate of such a bank. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article V shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. The successor agent shall promptly notify the Transferor and the Servicer of its appointment hereunder.

          SECTION 6  Payments by the Agent.  Unless
     specifically allocated to a Bank Investor or a Senior Class Conduit pursuant to the terms of this Agreement, all amounts received by the Agent, if any, on behalf of the Senior Class Conduits or the Bank Investors shall be paid by the Agent to the applicable Senior Class Agent (at the account specified on the signature pages hereto or as may be specified in writing to the Agent) in accordance with their respective related pro rata interests in the Senior Class Investor Amount on the Business Day received by the Agent, unless such amounts are received after 12:00 noon on such Business Day, in which case the Agent shall use its reasonable efforts to pay such amounts to the Senior Class Conduits or Bank Investors on such Business Day, but, in any event, shall pay such amounts to the Senior Class Con-duits or Bank Investors in accordance with their respective related pro rata interests in the Senior Class Investor Amount not later than the following Business Day.

          SECTION 7  Bank Commitment; Assignment to Bank
     Investors.

               (a)  Bank Commitment.  At any time prior to
     the Commitment Termination Date and prior to the Termina-tion Date (excluding a "Termination Date" occurring as a result of clause (iv) or (v) of the definition of "Termina-tion Date"), in the event that any Senior Class Conduit does not acquire an Additional Investor Amount as requested under Section 2.2(a), then at any time, the Transferor shall have the right to require such Senior Class Conduit to assign its interests in the Senior Class Certificate Principal Balance in whole to the related Bank Investors pursuant to this Section 5.7. In addition, at any time prior to the Commitment Termination Date (i) upon the occurrence of a Pay Out Event, a Senior Class Agent may re-quest that the related Senior Class Conduit assign its interest in the Senior Class Certificate Principal Balance in whole to the related Bank Investors pursuant to this
     Section 5.7, and (ii) if a Senior Class Conduit gives notice to the Transferor of a Reinvestment Termination Date and requests that its interest in the Senior Class Certifi-cate Principal Balance be assigned to the related Bank Investors, such interest shall be assigned in whole to the related Bank Investors pursuant to this Section 5.7, and, in each case, the Transferor hereby agrees to pay the amounts described in Section 5.7(d) below. Provided that the Net Asset Test is satisfied with respect to the related Senior Class, upon any such notice by a Senior Class Agent or a Senior Class Conduit, the applicable Senior Class Con-duit shall make such Assignment and the related Bank Inves-tors shall accept such Assignment and shall assume all of the applicable Senior Class Conduit's obligations hereun-der. In connection with any Assignment from a Senior Class Conduit to the related Bank Investors pursuant to this Sec-tion, each Bank Investor shall, on the date of such As-signment, pay to such Senior Class Conduit an amount equal to its Assignment Amount. Consent of the Transferor shall in no event be required in order for any Senior Class Conduit to assign any interest in the Senior Class Certifi-cate Principal Balance to the related Bank Investors. Upon any Assignment by a Senior Class Conduit to the related Bank Investors contemplated hereunder, such Senior Class Conduit shall cease to acquire any Additional Investor Amounts hereunder.

               (b)  Assignment.  No Bank Investor may
     assign all or a portion of its interests in the Senior Class Certificates, the Senior Class Certificate Principal Balance, the Trust Property or its rights and obligations hereunder to any Person unless approved in writing by the Agent, the related Senior Class Agent and the Transferor (in each case such approval not to be unreasonably withheld or delayed) and made in accordance with the Master Pooling and Servicing Agreement and the Series Supplement. In the case of an Assignment by a Senior Class Conduit to the related Bank Investors or by a Bank Investor to another Person, the assignor shall deliver to the assignee(s) an Assignment and Assumption Agreement in substantially the form of Exhibit B hereto, duly executed, assigning to the assignee a pro rata interest in the Senior Class Certifi-cates, the Senior Class Certificate Principal Balance, the Trust Property and the assignor's rights and obligations hereunder and the assignor shall promptly execute and deliver all instruments and documents required by the Master Pooling and Servicing Agreement and the Series Supplement and all further instruments and documents, and take all further action, that the assignee may reasonably request, in order to protect, or more fully evidence the assignee's right, title and interest in and to such interest and to enable the Agent, on behalf of such assignee, to exercise or enforce any rights hereunder and under the other Transaction Documents to which such assignor is or, immediately prior to such Assignment, was a party. Upon any such Assignment, (i) the assignee shall have all of the rights and obligations of the assignor hereunder and under the other Transaction Documents to which such assignor is or, immediately prior to such Assignment, was a party with respect to such interest for all purposes of this Agreement and under the other Transac-tion Documents to which such assignor is or, immediately prior to such Assignment, was a party (it being understood that the Bank Investors, as assignees, shall (x) be obligated to acquire Additional Investor Amounts under Sec-tion 2.2(a) hereof in accordance with the terms thereof, notwithstanding that the Senior Class Conduits were not so obligated and (y) not have the right (in the absence of a Pay Out Event) to elect not to maintain the related Senior Class Investor Amount, notwithstanding that the Senior Class Conduits had such right), and (ii) the assignor shall relinquish its rights with respect to such interest for all purposes of this Agreement and under the other Transaction Documents to which such assignor is or, immediately prior to such Assignment, was a party. No such Assignment shall be effective unless a fully executed copy of the related Assignment and Assumption Agreement shall be delivered to the Agent and the Transferor. All reasonable out-of-pocket costs and reasonable legal expenses of the Agent and the initial Bank Investors hereto incurred in connection with any Assignment hereunder shall be borne by the Transferor. No Bank Investor shall assign any portion of its Commitment hereunder without also simultaneously assigning an equal portion of its interest in the applicable Program Support Agreement.

               (c)  Effects of Assignment.  By executing
     and delivering an Assignment and Assumption Agreement, the assignor and assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Assumption Agreement, the assignor makes no representation or warranty and assumes no responsibility with respect to any state-ments, warranties or representations made in or in con-nection with this Agreement, the other Transaction Docu-ments or any other instrument or document furnished pursu-ant hereto or thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other Transaction Documents or any such other instrument or document; (ii) the assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Transferor or the Servicer or the performance or observance by the Transferor or the Servicer of any of their respective obli-gations under this Agreement, the other Transaction Docu-ments or any other instrument or document furnished pursu-ant hereto; (iii) such assignee confirms that it has re-ceived a copy of this Agreement, the Master Pooling and Servicing Agreement, the Series Supplement and such other instruments, documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption Agreement and to purchase such interest; (iv) such assignee will, indepen-dently and without reliance upon the Agent, or any of its Affiliates, or the assignor and based on such agreements, documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Transaction Documents; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the other Transaction Documents and any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto and to enforce its respective rights and interests in and under this Agreement, the other Transaction Docu-ments and the Trust Property; (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Transaction Documents are required to be per-formed by it as the assignee of the assignor; and (vii) such assignee agrees that it will not institute against any Senior Class Conduit any proceeding of the type referred to in Section 6.9 prior to the date which is one year and one day after the payment in full of all Commercial Paper issued by any Senior Class Conduit.

               (d)  Transferor's Obligation to Pay Certain
     Amounts; Additional Assignment Amount. The Transferor shall pay to the related Senior Class Agent, for the ac-count of the related Senior Class Conduit, in connection with any Assignment by a Senior Class Conduit to the related Bank Investors pursuant to this Section 5.7, an amount equal to all Carrying Costs to accrue through the maturity of all outstanding Related Commercial Paper. To the extent that such Carrying Costs relate to interest or discount on Commercial Paper issued to fund the related Senior Class Certificate Principal Balance, if the Trans-feror fails to make payment of such amounts at or prior to the time of Assignment by a Senior Class Conduit to the related Bank Investors, such amount shall be paid by such Bank Investors (in accordance with their respective Bank Pro Rata Shares) to the Senior Class Conduit as additional consideration for the interests assigned to the Bank Inves-tors and the amount of the "Senior Class Certificate Principal Balance" of the Senior Class Certificates held by the Bank Investors and the "Senior Class Investor Amount" of the related Senior Class shall be increased by an amount equal to the additional amount so paid by the Bank Inves-tors.

               (e)  Payments.  After any Assignment by the
     Senior Class Conduit to the related Bank Investors pursuant to this Agreement, all payments to be made hereunder by the Transferor or the Servicer to the related Senior Class Agent for the benefit of the related Senior Class Conduit shall be made to the related Senior Class Agent's account as such account shall have been notified to the Transferor and the Servicer for the benefit of the related Bank Inves-tors. After any such Assignment, the related Bank Inves-tors shall be obligated to pay to the related assigning Senior Class Conduit an amount equal the aggregate amount of Senior Class Investor Charge Offs allocated to such Senior Class for all Distribution Dates prior to the date of such Assignment, which were not reimbursed pursuant to
     Section 4.4(a) of the Master Pooling and Servicing Agree-ment, as supplemented by the Series Supplement, prior to such date.

               (f)  Downgrade of Bank Investor.  If at any
     time prior to any Assignment by a Senior Class Conduit to the related Bank Investors as contemplated pursuant to this Section, the short term debt rating of any Bank Investor shall be "A-2" or "P-2" from Standard & Poor's or Moody's, respectively, with negative credit implications, such Bank Investor, upon request of the related Senior Class Agent, shall, at its own expense, within 30 days of such request, assign its rights and obligations hereunder to another financial institution (which institution's short term debt shall be rated at least "A-2" and "P-2" from Standard &
     Poor's or Moody's, respectively, and which shall not be so rated with negative credit implications). If the short term debt rating of a Bank Investor shall be "A-3" or "P-3", or lower, from Standard & Poor's or Moody's, respec-tively (or such rating shall have been withdrawn by Standard & Poor's or Moody's), such Bank Investor, upon re-quest of the related Senior Class Agent, shall, within five
     (5) Business Days of such request, at its own expense, assign its rights and obligations hereunder to another financial institution (which institution's short term debt shall be rated at least "A-2" and "P-2" from Standard &
     Poor's and Moody's, respectively, and which shall not be so rated with negative credit implications). In either such case, if any such Bank Investor shall not have assigned its rights and obligations under this Agreement within the applicable time period described above, the related Senior Class Conduit or the Transferor shall have the right to re-quire such Bank Investor to accept the Assignment of the Bank Pro Rata Share for such Bank Investor of the related Senior Class Investor Amount; such Assignment shall occur in accordance with the applicable provisions of this Sec-tion. Such Bank Investor shall be obligated to pay to the related Senior Class Conduit, in connection with such Assignment, in addition to the Bank Pro Rata Share of the related Senior Class Investor Amount, an amount equal to the interest component of the outstanding Commercial Paper issued to fund the portion of the related Senior Class
     Investor Amount being assigned to such Bank Investor, as reasonably determined by the Agent. Notwithstanding any-thing contained herein to the contrary, upon any such Assignment to a downgraded Bank Investor as contemplated pursuant to the immediately preceding sentence, the aggregate available amount of the related Senior Class
     Facility Limit, solely as it relates to the acquisition of any Additional Investor Amount by the related Senior Class Conduit, shall be reduced by the amount of the unused Commitment of such downgraded Bank Investor; it being understood and agreed, that nothing in this sentence or the two preceding sentences shall affect or diminish in any way any such downgraded Bank Investor's Commitment to the Transferor or such downgraded Bank Investor's other obliga-tions and liabilities hereunder and under the other
     Transaction Documents. The related Senior Class Agent shall give the Agent and the Transferor prompt written notice of any Assignment to a Bank Investor pursuant to this Section 5.7.

          SECTION 8  Authorization and Action of Senior
     Class Agent.

               (a)  Each of the Senior Class Conduits and
     related Bank Investors of each Class hereby appoints and authorizes the Senior Class Agent with respect to such Class to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Senior Class Agent by the terms hereof, together with such powers as are reasonably incidental thereto. In furtherance, and without limiting the generality, of the foregoing, each of the Senior Class Conduits and related Bank Investors hereby appoint the related Senior Class Agent as their agent to execute and deliver all further instruments and documents, and take all further action that the related Senior Class Agent may deem necessary or appro-priate or that the related Senior Class Conduit or Bank Investors may reasonably request in order to perfect, protect or more fully evidence the interests transferred or to be transferred from time to time by the Transferor hereunder, or to enable any of them to exercise or enforce any of their respective rights hereunder or under the Senior Class Certificates, and such other instruments or notices, as may be necessary or appropriate for the purposes stated hereinabove. With respect to actions which are incidental to the actions specifically delegated to the Agent hereunder, the Majority Investors may direct the related Senior Class Agent to direct the Agent to take any such incidental action hereunder and the approval of the Majority Investors is required to direct and/or approve the related Senior Class Agent's decision to remove the Agent pursuant to Section 5.5. The Majority Investors may direct the related Senior Class Agent to direct the Agent not to take or to cease taking any action which is incidental to the actions specifically delegated to the Agent hereunder. With respect to other actions which are incidental to the actions specifically delegated to a Senior Class Agent hereunder, a Senior Class Agent shall not be required to take any such incidental action hereunder, but shall be re-quired to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the related Majority Investors; provided, however, that no Senior Class Agent shall be required to take any action hereunder if the taking of such action, in the reasonable determination of such Senior Class Agent, shall be in violation of any applicable law, rule or regulation or contrary to any provision of this Agreement or shall expose such Senior Class Agent to liability here-under or otherwise. Upon the occurrence and during the continuance of any Pay Out Event or Potential Pay Out Event, the Senior Class Agent shall take no action hereun-der (other than ministerial actions or such actions as are specifically provided for herein) without the prior consent of each related Investor. Unless otherwise provided herein, the Senior Class Agent shall not authorize the re-lease by the Agent of any property conveyed to the Agent by the Transferor hereunder without the prior consent of the Majority Investors. The Senior Class Agent shall not, without the prior written consent of each of the related Senior Class Conduits (if any interest is held by a Senior Class Conduit at such time) and Bank Investors, agree to
     (i) amend, modify or waive any provision of this Agreement in any way which would (A) reduce or impair Collections or the payment of Carrying Costs or fees payable under the related Fee Letter or delay the scheduled dates for payment of such amounts, (B) increase the applicable Class Monthly Servicing Fee, (C) modify any provisions of this Agreement relating to the timing of payments required to be made by the Transferor or the application of the proceeds of such payments, or (D) the appointment of any Person (other than the Agent) as Successor Servicer. In addition, each Senior Class Agent agrees that it shall not agree to any amendment of or waiver under this Agreement not specifically contem-plated by the preceding sentence without the consent of the related Majority Investors. In the event the Senior Class Agent requests a Person's consent pursuant to the foregoing provisions and the Senior Class Agent does not receive a consent (either positive or negative) from such Person within 10 Business Days of such Person's receipt of such request, then such Person (and its percentage interest hereunder) shall be disregarded in determining whether the Senior Class Agent shall have obtained sufficient consent hereunder.

               (b)  The Senior Class Agent shall exercise
     such rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circum-stances in the conduct of such person's own affairs.

          SECTION 9  Senior Class Agents' Reliance, Etc.
     Neither any Senior Class Agent nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Senior Class Agent under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limiting the foregoing, the Senior Class Agent: (i) may consult with legal counsel (including counsel for the Transferor), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Senior Class Conduit or Bank Investor and shall not be responsible to any Senior Class Conduit or Bank Investor for any statements, warranties or representa-tions made in or in connection with this Agreement;
     (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Transferor or to inspect the property (including the books and records) of the Transferor; (iv) shall not be responsible to any Investor for the due execution, legal-ity, validity, enforceability, genuineness, sufficiency or value of this Agreement, the Senior Class Certificates or any other instrument or document furnished pursuant hereto; and (v) shall incur no liability under or in respect of this Agreement by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telex) believed by it to be genuine and signed or sent by the proper party or parties.

          SECTION 10  Credit Decision.  Each Senior
     Class Conduit and Bank Investor acknowledges that it has, independently and without reliance upon the Senior Class Agent or any of the Senior Class Agent's Affiliates, and based upon such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement and, if it so determines, to accept the transfer of an interest in a Certificate hereunder. Each Investor also acknowledges that it will, independently and without reliance upon the Senior Class Agent or any of the Senior Class Agent's Affiliates and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement.

          SECTION 11  Indemnification of the Senior
     Class Agent. Each Bank Investor agrees to indemnify the related Senior Class Agent (to the extent not reimbursed by the Transferor), ratably (and not jointly) according to their respective Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, ac-tions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Senior Class Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Senior Class Agent under this Agreement, provided that a Bank Investor shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the related
     Senior Class Agent's gross negligence or willful miscon-duct. Without limitation of the foregoing, each Bank
     Investor agrees to reimburse the related Senior Class
     Agent, ratably (and not jointly) according to their respective Commitments, promptly upon demand for any out-of-pocket expenses (including counsel fees) incurred by such Senior Class Agent in connection with the modifica-tion, amendment or enforcement (whether through negoti-ations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agree-ment, to the extent that such expenses are incurred in the interests of or otherwise in respect of the Series 1997-1
     Certificates and to the extent that the Senior Class Agent is not reimbursed for such expenses by the Transferor.

          SECTION 12  Successor Senior Class Agent.  A
     Senior Class Agent may resign at any time by giving written notice thereof to the Agent, each other Senior Class Agent, each member of the Class, the Transferor and the Servicer and may be removed at any time with cause by the related Senior Class Conduit or Bank Investor. Upon any such resignation or removal, the members of the related Class acting jointly shall appoint a successor Senior Class Agent. Each Senior Class Conduit and Bank Investor agrees that it shall not unreasonably withhold or delay its approval of the appointment of a successor Senior Class Agent. If no such successor Senior Class Agent shall have been so appointed, and shall have accepted such appoint-ment, within 30 days after the retiring Senior Class Agent's giving of notice of resignation or the removal of the retiring Senior Class Agent, then the retiring Senior Class Agent may, on behalf of the related Senior Class Conduits and Bank Investors, appoint a successor Senior Class Agent which successor agent shall be either (i) a commercial bank organized under the laws of the United States or of any state thereof and have a combined capital and surplus of at least $50,000,000 or (ii) an Affiliate of such a bank. Upon the acceptance of any appointment as Senior Class Agent hereunder by a successor Senior Class Agent, such successor Senior Class Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Senior Class Agent, and the retiring Senior Class Agent shall be discharged from its duties and obligations under this Agreement.
     After any retiring Senior Class Agent's resignation or removal hereunder as Senior Class Agent, the provisions of this Article V shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Senior Class Agent under this Agreement. Each successor Senior Class Agent shall promptly notify the Transferor and the Servicer of its appointment hereunder.

          SECTION 13  Payments by the Senior Class
     Agents. Unless specifically allocated to a Senior Class Conduit or a Bank Investor pursuant to the terms of this Agreement, all amounts received by the Senior Class Agent on behalf of the Senior Class Conduit or the Bank Investors shall be paid by the Senior Class Agent to the Senior Class Conduit or the Bank Investors, as applicable (at the ac-counts specified to the Senior Class Agent) in accordance with their respective related pro rata interests in the Senior Class Investor Amount on the Business Day received by the Senior Class Agent, unless such amounts are received after 12:00 noon on such Business Day, in which case the Senior Class Agent shall use its reasonable efforts to pay such amounts on such Business Day, but, in any event, shall pay such amounts in accordance with their respective related pro rata interests in the Senior Class Investor Amount not later than the following Business Day.


                         ARTICLE VI

                        MISCELLANEOUS

          SECTION 1  Term of Agreement.  This Agreement
     shall terminate on the date following the Termination Date upon which all amounts due to the Series 1997-1 Certifi-cateholders under this Agreement and the other Transaction Documents have been paid in full; provided, however, that
     (i) the rights and remedies of the Agent, the Senior Class Agents, the Senior Class Conduits and the Bank Investors with respect to any representation and warranty made or deemed to be made by the Transferor or the Servicer pursu-ant to this Agreement, (ii) the indemnification and payment provisions of Article IV, and (iii) the agreement set forth in Section 6.9 hereof, shall be continuing and shall survive any termination of this Agreement.

          SECTION 2  Waivers; Amendments.  No failure or
     delay on the part of the Agent, any Senior Class Agent, any Senior Class Conduit or any Bank Investor in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any provision of this Agree-ment may be amended in a writing signed by the Transferor, the Servicer, the Agent, each Senior Class Agent, each Senior Class Conduit (prior to an assignment in whole by such Senior Class Conduit of its interest in the related Senior Class Certificate Principal Balance), and each Bank Investor and any right or remedy herein provided to the Agent, any Senior Class Agent, any Senior Class Conduit or any Bank Investor may be waived in a writing signed by the Agent and each Senior Class Agent; provided, however, that
     (i) any supplement to this Agreement to add an additional Senior Class Conduit as a party hereto must be signed only by the Transferor, the Servicer, the Agent, each Senior Class Agent, such additional Senior Class Conduit and the Bank Investors related to such Senior Class Conduit, and
     (ii) any amendment to the representations, warranties and covenants of the Servicer in this Agreement in connection with the appointment of a Successor Servicer shall not re-quire the consent of the Transferor or the Servicer.

          SECTION 3  Notices, Etc.  Except where tele-
     phonic instructions or notices are authorized herein to be given, all notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be sent by mail or facsimile transmission with a confirmation of the receipt thereof and shall be deemed to be given for purposes of this Agreement five (5) days after such mail has been deposited or, where applicable, on the day that the receipt of such facsimile transmission is confirmed in accordance with the provisions of this Section 6.3. Unless otherwise specified in a notice sent or delivered in accor-dance with the foregoing provisions of this Section, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses or facsimile numbers indicated on the signature pages hereto, and, in the case of telephonic instructions or notices, by calling the telephone number or numbers indicated for such party on the signature pages hereto or, in the case of a Bank Investor which becomes a party hereto pursuant to an Assignment and Assumption Agreement, on the signature page to the Assignment and Assumption Agreement pursuant to which it becomes a party hereto.

          SECTION 4  Governing Law; Submission to
     Jurisdiction; Integration.

               (a)  THIS AGREEMENT SHALL BE GOVERNED BY AND
     CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE TRANSFEROR AND THE SERVICER EACH HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DIS-TRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. The Transferor and the Servicer each hereby irre-vocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Nothing in this Section shall affect the right of the Senior Class Conduits to bring any action or proceeding against the Transferor, the Servicer or their respective property in the courts of other jurisdictions.

               (b)  EACH OF THE PARTIES HERETO HEREBY
     WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHER-WISE AMONG ANY OF THEM ARISING OUT OF, CONNECTED WITH, RELATING TO OR INCIDENTAL TO THE RELATIONSHIP BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS.

               (c)  This Agreement contains the final and
     complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire Agreement among the parties hereto with respect to the subject matter hereof super-seding all prior oral or written understandings.

               (d)  The Transferor and each Eligible
     Originator hereby appoint CT Corporation, located at 1633 Broadway, New York, New York 10019, as the authorized agent upon whom process may be served in any action arising out of or based upon this Agreement, the other Transaction Documents to which such Person is a party or the transac-tions contemplated hereby or thereby that may be instituted in the United States District Court for the Southern Dis-trict of New York and of any New York State court sitting in The City of New York by the Agent, any Senior Class Agent, any Senior Class Conduit, any Bank Investor or any assignee of any of them.

          SECTION 5  Severability.  Any provisions of
     this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdic-tion shall not invalidate or render unenforceable such provision in any other jurisdiction.

          SECTION 6  Counterparts.  This Agreement may
     be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

          SECTION 7  Successors and Assigns.

               (a)  This Agreement shall be binding on the
     parties hereto and their respective successors and permit-ted assigns; provided, however, that the Transferor may not assign any of its rights or delegate any of its duties hereunder without the prior written consent of the Agent and each Senior Class Agent.

               (b)  The Transferor hereby agrees and
     consents to the assignment by each Senior Class Conduit from time to time of all or any part of its rights under, interest in and title to this Agreement and the Senior Class Certificates to any Program Support Provider for such Senior Class Conduit; provided, however, that any such as-signment shall be made in accordance with the provisions of the Master Pooling and Servicing Agreement and the Series Supplement and any applicable provisions of this Agreement. In addition, the Transferor hereby consents to and acknowl-edges the assignment by (i) EFC of all of its rights under, interest in and title to this Agreement and the Senior Class Certificates to the Collateral Agent and (ii) each other Senior Class Conduit of all of its rights under, interest in and title to this Agreement and the Senior Class Certificates to any Program Support Provider for such Senior Class Conduit.

          SECTION 8  Confidentiality.

               (a)  The Transferor,  and the Servicer agree
     to maintain the confidentiality of this Agreement, the Senior Class Certificates, the Fee Letter, and all other related documents and drafts thereof in communications with third parties (other than its employees, accountants, auditors, shareholders or counsel); provided, however, that this Agreement may be disclosed to third parties to the extent such disclosure is (i) required in order to comply with any applicable law, order, regulation or ruling, or
     (ii) required in response to any summons or subpoena or in connection with any litigation; and provided, further, however, that the Transferor and the Servicer shall have no obligation of confidentiality in respect of any information which may be generally available to the public or becomes available to the public through no fault of theirs. Such documents shall include, but not be limited to, research studies, proprietary technology, trade secrets, know-how, market studies and forecasts, competitive analyses, pricing policies, the substance of agreements with customers and others, marketing arrangements, customer lists and other documents embodying such confidential information.

               (b)  The Agent, each Senior Class Agent,
     each Senior Class Conduit and each Bank Investor agree to maintain the confidentiality of any information obtained by it in respect of the Receivables (including credit losses and delinquency levels) and any other proprietary or confi-dential information with respect to Obligors, the Accounts, the Transferor or any Eligible Originator in communications with third parties (other than its employees, accountants, auditors, shareholders or counsel); provided, however, that such information may be disclosed to third parties to the extent such disclosure is (i) required in order to comply with any applicable Law, or (ii) required in response to any summons or subpoena or in connection with any litiga-tion or (iii) to any Program Support Provider, Collateral Agent or Bank Investor or any prospective Bank Investor or Program Support Provider or to any rating agency providing a rating for the Related Commercial Paper, provided that the Agent, the applicable Senior Class Agent, the applica-ble Senior Class Conduit and the applicable Bank Investor inform such person that such information is sensitive, proprietary and confidential information. Notwithstanding the foregoing, (i) each Senior Class Conduit shall be permitted to disclose Receivable performance information and details concerning the structure of the facility contemplated hereby and by the Series 1997-1 Supplement, in summary form and in a manner not identifying the Trans-feror, to prospective investors in Related Commercial Paper, and (ii) the Agent, each Senior Class Agent and each Senior Class Conduit shall have no obligation of confi-dentiality in respect of any information which may be generally available to the public or becomes available to the public through no fault of theirs.

          SECTION 9  No Bankruptcy Petition Against the
     Senior Class Conduits. Each of the Transferor and the Servicer hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding Commercial Paper or other indebt-edness of the Senior Class Conduits, it will not institute against, or join any other Person in instituting against any Senior Class Conduit any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

          SECTION 10  No Recourse.  (a)  The obligations
     of each Senior Class Conduit under this Agreement are solely the corporate obligations of such Senior Class Conduit. No recourse shall be had for the payment of any amount owing against Merrill or against any stockholder, employee, officer, director or incorporator of such Senior Class Conduit. For purposes of this Section 6.10, the term "Merrill" shall mean and include Merrill and all Affiliates thereof and any employee, officer, director, incorporator, shareholder or beneficial owner of any of them; provided however, that EFC shall not be considered to be an affili-ate of Merrill for purposes of this Section 6.10.

          (b) The obligations of the Transferor arising under this Agreement shall be payable solely from amounts available therefore in accordance with the Series Supple-ment and amounts otherwise released by the Trust to the Transferor as holder of the Transferor Interest or any other interest in the Trust.

          SECTION 11  Setoff.  The Transferor and the
     Servicer hereby irrevocably and unconditionally waive all right of setoff that it may have under contract (including this Agreement), applicable law or otherwise with respect to any funds or monies of the Senior Class Conduits at any time held by or in the possession of the Transferor.

          SECTION 12  Further Assurances.

               (a)  The Transferor and the Servicer each
     agrees to do such further acts and things and to execute and deliver to the Agent, each Senior Class Agent, each Senior Class Conduit, each Bank Investor or each Collateral Agent such additional assignments, agreements, powers and instruments as are reasonably required by such party to carry into effect the purposes of this Agreement or to better assure and confirm unto such party its rights, powers and remedies hereunder.

               (b)  The Agent, each Senior Class Agent and
     each Senior Class Conduit each agrees to do such further acts and things and to execute and deliver to the Transfer-or such additional instruments as are reasonably required by such party to carry into effect the purposes of this Agreement or to better assure and confirm unto such party its rights, powers and remedies hereunder.

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Certificate Purchase Agreement as of the date first written above.


                         PROFFITT'S CREDIT CORPORATION,
                           as Transferor

                         By:
                             Name:
                             Title:

                         Address for notices:

                         Proffitt's Credit Corporation
                         300 South Fourth Street, Suite 1100
                         Las Vegas, Nevada  89101
                         Attn: Douglas E. Coltharp, President
                         Telephone:  (702) 598-3738
                         Telecopy:   (702) 598-3651


                         PROFFITT'S, INC.,
                           as Servicer

                         By:
                             Name:
                             Title:

                         Address for notices:

                         Proffitt's, Inc.
                         3455 Highway 80 West
                         Jackson, Mississippi  39209
                         Attn: Douglas E. Coltharp
                              Executive Vice President and
                              Chief Financial Officer
                         Telephone: (601) 968-4394
                         Telecopy: (601) 968-4354


                         ENTERPRISE FUNDING CORPORATION,
                           as a Purchaser and a Senior Class
                           Conduit


                         By:
                             Name:
                             Title:

     Address for notices:

                              Enterprise Funding Corporation
                              c/o Merrill Lynch Money Markets Inc.
                              World Financial Center, South Tower
                              225 Liberty Street, 8th Floor
                              New York, New York  10080
                              Attention:  Gerard Haugh
                              Telephone: (212) 449-1727
                              Telecopy:  (212) 449-0599

                              (with a copy to the Agent)



                         RECEIVABLES CAPITAL CORPORATION,
                           as a Purchaser and a Senior Class
                           Conduit


                         By:
                             Name:
                             Title:

     Address for notices:

                              Merrill Lynch Money Markets Inc.
                              World Financial Center, North Tower
                              250 Vesey Street - 11th Floor
                              New York, NY  10281-1311
                              Attention:  George Roller
                              Telephone:  (212) 449-2130
                              Telecopy:   (212) 449-0599

                              (with a copy to the Agent)


       Commitment:

          $75,000,000
NATIONSBANK, N.A., as Agent,
       as a Senior Class Agent and as a
       Bank Investor


     By:
        Name:
        Title:

     Address for notices:

     NationsBank, N.A.
     NationsBank Corporate Center
     100 North Tryon Street, 10th Floor
     Charlotte, North Carolina  28255
     Attention:  Michelle M. Heath -
                Structured Finance
     Telephone: (704) 386-7922
     Telecopy:  (704) 388-9169

     Account for payments:

     NationsBank, N.A.
     ABA No.: 053000196
     For Credit To: NationsBank, Charlotte
     Account No.: 10822016511
          Attention: Camille Zerbinos

Commitment:

          $50,000,000
BANK OF AMERICA NATIONAL TRUST
     AND SAVINGS ASSOCIATION,
       as a Senior Class Agent
       and as a Bank Investor


     By:
        Name:
        Title:

     Address for notices:

     BancAmerica Securities
     231 South LaSalle Street
     Chicago, IL  60697
     Attention:  Asset Securitization Group
     Telephone:  (312) 828-6471
     Telecopy:   (312) 923-0273

     (with a copy to the Agent)

     Account for payments:

     Attention: GPO Account Administrator
     ABA No.: 071000039
     For Credit To: Proffitt's Credit Card Master Trust
     Account No.: 47-03421


                                                   EXHIBIT A
                                               TO THE CERTIFICATE
                                               PURCHASE AGREEMENT


            FORM OF ADDITIONAL INVESTMENT CERTIFICATE

          The undersigned [Name of Officer], [Title of Officer] of Proffitt's Credit Corporation, a Nevada corporation (the "Transferor"), and [Name of Officer] [Title of Officer] of Proffitt's, Inc., a Tennessee Corporation, as Servicer (the "Servicer") pursuant to Section 2.2 of the Certificate Purchase Agreement dated August 21, 1997 (the "Agreement"), by and among the Transferor, the Servicer, Enterprise Funding Corporation, a Dela-ware corporation, Receivables Capital Corporation, a Delaware corporation, NationsBank, N.A., a national banking association, as agent for the Senior Class Conduits and the Bank Investors, as a Senior Class Agent and individually as a Bank Investor and Bank of America National Trust and Savings Association, a national banking association, as a Senior Class Agent and individually as a Bank Investor, hereby certify that:

          (7)  All of the representations and
                    warranties of the Transferor and the
                    Servicer in the Agreement are true and
                    correct as of the date hereof (except
                    to the extent that any such
                    representation and warranty expressly
                    relates to an earlier date).

          (8)  The Aggregate Outstanding Principal
                    Balance as of the end of the
                    immediately preceding Monthly Period$_____

          (9)  The Senior Class Investor Amount for
                    each Senior Class as of the date
                    hereof . . . . . . . . . . . . .$_____[A-1]
                                                    $_____[A-2]

          (10) The Senior Class Certificate Principal
                    Balance for each Senior Class as of
                    the date hereof. . . . . . . . .$_____[A-1]
                                                    $_____[A-2]


          (11) The Interest Component of Related
                    Commercial Paper issued by the related
                    Senior Class Conduit, if any, as of
                    the Business Day immediately preceding
                    the date hereof. . . . . . . . .$_____[A-1]
                                                    $_____[A-2]

          (12) The Subordinate Class Investor Amount
                    as of the Business Day immediately
                    preceding the date hereof. . . . .$_____

          (13) The total amount of the Additional
                    Investor Amount requested by the
                    Transferor and the share of such
                    Additional Investor Amount to be
                    acquired by each Senior Class.$_____[total]
                                                    $_____[A-1]
                                                    $_____[A-2]

          (14) The Senior Class Certificate Principal
                    Balance for each Senior Class after
                    giving effect to the Additional In-
                    vestor Amount (line 4 plus line 7)$_____[A-1]
                                                    $_____[A-2]

          (15) The estimated additional Interest
                    Component of the Related Commercial
                    Paper to be issued to fund the
                    Additional Investor Amount (Assuming:
                    Discount Rate:  _____; Term:  _____)$_____[A-1]
                                                    $_____[A-2]

          (16) The Senior Class Certificate Principal
                    Balance after giving effect to the
                    Additional Investor Amount plus the
                    Interest Component of Related Commer-
                    cial Paper issued by the related Se-
                    nior Class Conduit, if any (line 5
                    plus line 8 plus line 9) . .$_____[A-1]
                                                $_____[A-2]

          (17) Are the amounts on line 10 less than
                    the related Senior Class Facility
                    Limit  . . . . . . . . . . . . . [Yes]

          (18) The Transferor Amount after giving ef-fect to the Additional Investor
                    Amount, each as of the Determination
                    Date preceding the Distribution Date$_____

          (19) The Transferor Amount is not less than the Minimum Transferor Amount.[Yes]

          (20) The Subordinate Class Investor Amount
                    (line (6)) is not less than the Mini-
                    mum Enhancement Amount . . . .[Yes]

          (21) No Potential Pay Out Event or Pay Out
                    Event under the Agreement has occurred
                    and is continuing. . . . . . .[Yes]

          Capitalized terms used and not otherwise de-fined herein shall have the meaning assigned to such terms in the Agreement.

          IN WITNESS WHEREOF, I have duly executed and delivered this Additional Investment Certificate on this ____ day of ______, 199_.

                              PROFFITT'S CREDIT CORPORATION,
                                   as Transferor



                              By:_______________________
                                 Name:
                                 Title:


                                                EXHIBIT B
                                       TO THE CERTIFICATE
                                       PURCHASE AGREEMENT


       FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT


               Reference is made to the Certificate Purchase Agreement dated as of August 21, 1997, as it may be amended or otherwise modified from time to time (as so amended or modified, the "Agreement"), by and among Proffitt's Credit Corporation, a Nevada corporation, as transferor, Proffitt's, Inc., a Tennessee corporation, as servicer, Enterprise Funding Corporation, a Delaware corporation, Receivables Capital Corporation, a Delaware corporation, Nationsbank, N.A., a national banking association, as agent for the Senior Class Conduits and the Bank Investors, as a Senior Class Agent and as a Senior Class Agent and individ-ually as a Bank Investor, Bank of America National Trust and Savings Association, a national banking association, as a Senior Class Agent and individually as a Bank Investor, hereby certify that:

               [NAME OF ASSIGNOR], in its capacity as [a Senior
     Class Conduit] [a Bank Investor] under the Agreement (the
     "Assignor") and [NAME OF ASSIGNEE] (the "Assignee") agree as follows:

                    1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to all of the Assignor's rights and obligations under the Agreement, such interest, expressed as a percentage of all rights and obligations of the members of the Senior Class of which the Assignor is a member, being equal to the percentage equivalent of a frac-tion the numerator of which is $[________] and the denomi-nator of which is the Senior Class Facility Limit for such Senior Class.

                    2.   The Assignor (i) represents and
     warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien created by it; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agree-ment or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforce-ability, genuineness, sufficiency or value of the Agreement or the Receivables, or any other instrument or document furnished pursuant thereto; and (iii) makes no represen-tation or warranty and assumes no responsibility with respect to the financial condition of the Transferor or the performance or observance by the Transferor of any of its obligations under the Agreement or any instrument or document furnished pursuant thereto.

                    3.   The Assignee (i) confirms that it has
     received a copy of the Agreement, the Pooling and Servicing Agreement and the Series Supplement, together with copies of the financial statements referred to in Section 3.3 of the Agreement, to the extent delivered through the date of this Assignment and Assumption Agreement, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption Agreement and purchase such interest in the Assignor's rights and obligations under the Agreement; (ii) agrees that it will, independently and without reliance upon the Agent or any of its Affiliates, any Senior Class Agent, the Assignor or any other Senior Class Conduit or Bank Investor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement and the other Transaction Documents; (iii) appoints and authorizes each of the Agent and the Senior Class Agent for the Senior Class of which the Assignor is a member to take such action as agent on its behalf and to exercise such power under the Agreement and the Transaction Documents and any other instrument or document furnished pursuant thereto as are delegated to the Agent and the Senior Class Agent, respectively, by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) appoints the Agent to enforce its respective rights and interests in and under the Agreement and the Receivables in accordance with Article V of the Agreement; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Agreement are required to be performed by it as a Bank Investor; (vi) specifies as its address for notices and its account for payments the office and account set forth beneath its name on the signature pages hereof; (vii) attaches the forms prescribed by the Internal Revenue Service of the United States of America certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Agreement or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty; and (viii) covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding Commercial Paper or other indebtedness of the Senior Class Conduits, it will not institute against, or join any other Person in instituting against any Senior Class Conduit any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

                    4.   The effective date for this Assignment
     and Assumption Agreement shall be the later of (i) the date on which the Agent receives this Assignment and Assumption Agreement executed by the parties hereto, and receives the consent of the Senior Class Agent, on behalf of the Assignor, and (ii) the date of this Assignment and Assump-tion Agreement (the "Effective Date"). Following the execution of this Assignment and Assumption Agreement and the consent of the Senior Class Agent, on behalf of the Assignor, this Assignment and Assumption Agreement will be delivered to the Agent for acceptance and, with respect to the Assignment and Assumption Agreement, recording by the Agent.

                    5.   Upon such acceptance and recording, as
     of the Effective Date, (i) the Assignee shall be a party to the Agreement and, to the extent provided in this Assign-ment and Assumption Agreement, have the rights and obli-gations of a Bank Investor thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Assumption Agreement, relinquish its rights and be released from its obligations under the Agreement.

                    6.   Upon such acceptance and recording,
     from and after the Effective Date, the Agent shall make all payments under the Agreement in respect of the interest assigned hereby (including, without limitation, all payments in respect of such interest in the related Senior Class Certificates, Carrying Costs allocable to the related Bank Investor and fees) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Agreement for periods prior to the Effective Date directly between themselves.

                    7.   This Assignment and Assumption Agree-
     ment shall be governed by, and construed in accordance with, the laws of the State of New York.


               IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be executed by their respective officers thereunto duly authorized as of the ___ day of _______, 199_.

                        [NAME OF ASSIGNOR]


                        By:
                            Name:
                            Title:

                        [NAME OF ASSIGNEE]


                        By:
                            Name:
                            Title:


     Address for notices and Account for payments:

     For Credit Matters:    For Administrative Matters:

     [NAME],                [NAME],
     [ADDRESS]              [ADDRESS]
     Attn:                  Attn:
     Telephone:             Telephone:
     Telefax:               Telefax:

     Account for Payments:

     [ACCOUNT NAME]
     [ROUTING ADDRESS]
     ABA Number:
     Account Number:
     Attn:




     Accepted this ___ day
     of _______, 199_

     NATIONSBANK, N.A.,
       as Agent


     By: ________________________
         Name:
         Title:


     Consented to this ___ day
     of _________, 199_

     [Senior Class Agent],
       as Senior Class Agent


     By: ________________________
         Name:
         Title:


                                               EXHIBIT C
                                       TO THE CERTIFICATE
                                       PURCHASE AGREEMENT


             FORM OF SECRETARY'S CERTIFICATE


               I, _______________, the undersigned [Secre-tary][Assistant Secretary] of [NAME OF COMPANY], a Delaware corporation (the "Company"), DO HEREBY CERTIFY that:

               1. Attached hereto as Annex A is a true and com-plete copy of the Certificate of Incorporation of the Company as in effect on the date hereof.

               2. Attached hereto as Annex B is a true and com-plete copy of the By-Laws of the Company as in effect on the date hereof.

               3. Attached hereto as Annex C is a true and com-plete copy of the resolutions duly adopted by the Board of Directors of the Company on ________, 199_, approving the execution, delivery and performance of each of the documents mentioned therein, which resolutions have not been revoked, modified, amended or rescinded and are still in full force and effect.

               4. The below-named persons have been authorized on the Company's behalf to execute the Certificate Purchase Agreement and any other documents to be delivered by the Company thereunder, and at all times since _______, 199_ (to and including the date hereof) have been officers or representatives of the Company holding the respective offices or positions below set opposite their names and the signatures below set opposite their names are their genuine signatures:

     Name      Title                Signature

     ______________                 _______________    _______________

     ______________                 _______________    _______________

     ______________                 _______________    _______________

     ______________                 _______________    _______________


               5. The representations and warranties of the Company contained in Section 3.1 of the Certificate Purchase Agreement dated as of August 21, 1997 by and among the Transferor, Proffitt's, Inc., as servicer, Enterprise Funding Corporation, Receivables Capital Corporation, Nationsbank, N.A., as agent for the Senior Class Conduits and the Bank Investors, as a Senior Class Agent and individually as a Bank Investor, Bank of America National Trust and Savings Association, individually as a Bank Investor, are true and correct as if made on the date here-of.

               WITNESS my hand as of this _____ day of August, 1997.


               ___________________________
                          [Name]
                         [Title]


               I, the undersigned, [Title of Officer] of the Transferor, do hereby certify that [Name of Secretary/Assistant Secretary] is the duly elected and qualified [Secretary][Assistant Secretary] of the Company and the signature above is his/her genuine signature.

          WITNESS my hand as of this _____ day of August, 1997.



               ___________________________
                          [Name]
                         [Title]

                                                EXHIBIT D
                                       TO THE CERTIFICATE
                                       PURCHASE AGREEMENT


     [Opinions to be Attached]
                                                EXHIBIT E
                                       TO THE CERTIFICATE
                                       PURCHASE AGREEMENT


         FORM OF QUARTERLY SERVICER'S CERTIFICATE

                     PROFFITT'S, INC.

               The undersigned, a duly authorized representa-tive of Proffitt's, Inc., as Servicer pursuant to the Master Pooling and Servicing Agreement dated as of August 21, 1997 (the "Pooling and Servicing Agreement"), as sup-plemented by a Series 1997-1 Supplement dated as of August 21, 1997 (the "Series Supplement"), each among Proffitt's Credit Corporation, as Transferor, Proffitt's, Inc., as Servicer, and Norwest Bank Minnesota, National Association, as Trustee, does hereby certify that:

               1.   Capitalized terms used in this Officer's
                         Certificate have their respective meanings set forth in the Pooling and Servicing
                         Agreement.

               2.   Proffitt's, Inc. is as of the date hereof
                         the Servicer under the Pooling and Servic-ing Agreement.

               3.   The undersigned is duly authorized pursu-
                         ant to the Pooling and Servicing Agreement to execute and deliver this Officer's Certificate to NationsBank, N.A., as the Agent, and to each Senior Class Agent under the Certificate Purchase Agreement referred to in the Series Supplement.

               4.   This certificate is delivered pursuant to
                         Section 3.7 of the Certificate Purchase
                         Agreement.

               5.   A review of the activities of the Servicer
                         during the calendar quarter ended ______
                         __,      and of its performance under the
                         Certificate Purchase Agreement and the
                         other Transaction Documents was made under my supervision.

               6.   To the best of my knowledge, based on such
                         review, the Servicer has fully performed all its obligations under the Pooling and Servicing Agreement, the Series Supple-ment, the Certificate Purchase Agreement and the other Transaction Documents throughout such calendar quarter and no event which, with the giving of notice or passage of time or both, would constitute a Pay Out Event or Servicer Default has occurred or is continuing except as set forth in paragraph 7 below.

               7.   The following is a description of each Pay
                         Out Event or Servicer Default known to me to have been made during the calendar quarter ended ______ __, ____ including the (i) nature of each such Pay Out Event or Servicer Default, (ii) the action taken by the Servicer, if any, to remedy each such Pay Out Event or Servicer Default and
                         (iii) the current status of each such Pay
                         Out Event or Servicer Default:


               IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Servicer, has duly executed this Certificate this ___ day of __________, ____.


                                   PROFFITT'S, INC.

                                   By:
                                      Name:
                                      Title:



                                              EXHIBIT F
                                       TO THE CERTIFICATE
                                       PURCHASE AGREEMENT


       DEFINED TERMS UNDER THE FINANCIAL COVENANTS


               All capitalized terms used herein which are not defined herein shall have the meanings specified in the Certificate Purchase Agreement dated as of August 21, 1997, as it may be amended or otherwise modified from time to time (as so amended or modified, the "Agreement"), by and among the Transferor, Proffitt's, Inc., a Tennessee corporation, as servicer (in such capacity, the "Servicer"), Enterprise Funding Corpora-tion, a Delaware corporation, Receivables Capital Corporation, a Delaware corporation, NationsBank, N.A., a national banking association, as agent for the Senior Class Conduits and the Bank Investors, as a Senior Class Agent and individually as a Bank Investor and Bank of America National Trust and Savings Association, a na-tional banking association, as a Senior Class Agent and individually as a Bank Investor, to which this Exhibit is attached.

               "Acquisition" shall mean, the acquisition of
     (i) a controlling equity interest in another Person (including the purchase of an option, warrant or convert-ible or similar type security to acquire such a control-ling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity interest or upon exercise of an option or warrant for, or conversion of securities into, such equity interest, or
     (ii) assets of another Person which constitute all or substantially all of the assets of such Person or all or substantially all of a line or line of business conducted by a division of such Person.

               "Agent" shall mean for the purpose of these financial covenant definitions, NationsBank of Texas, National Association, a national banking association, in its capacity as agent for the Lenders.

               "Applicable Commitment Percentage" shall mean at any time for each Lender with respect to the Revolving Credit Facility (including its Participations and its obligations under the Credit Facilities Agreement to NationsBank of Texas, National Association to acquire Participations), a fraction (expressed as a percentage),
     (A) the numerator of which shall be the amount of such Lender s Revolving Credit Commitment at such date of determination (which Revolving Credit

               "Borrower" shall mean, for the purpose of these financial covenant definitions, Proffitt s, Inc., having a principal place of business in Jackson, Mississippi.

               "Capital Leases" means all leases which have been or should be capitalized in accordance with GAAP as in effect from time to time including Statement No. 13 of the Financial Accounting Standards Board and any succes-sor thereof.

               "Closing Date" means the date as of which the Credit Facilities Agreement was executed by the Borrower, the Lenders and the Agent and on which the conditions set forth in Section 5.01 thereof were satisfied.

               "Common Stock" means the common stock, par value $.10 per share, of the Servicer.

               "Consistent Basis" in reference to the applica-tion of GAAP means the accounting principles observed in the period referred to are comparable in all material respects to those applied in the preparation of the audited financial statements of the Servicer, Proffitt's and each Person referred to in Section 5.1(a) hereof.

               "Consolidated EBITDA" means, with respect to the Proffitt's and its Subsidiaries for any period of computation thereof, the sum of, without duplication, (i) Consolidated Net Income, plus (ii) Consolidated Interest Expense, plus (iii) taxes on income, plus (iv) amortiza-tion, plus (v) depreciation, all determined on a Consoli-dated basis in accordance with GAAP applied on a Consis-tent Basis; provided however, that extraordinary and unusual charges incurred by Proffitt s directly as a result of (i) the Acquisition by Proffitt s of Parisian, Inc. effective October 11, 1996, the Acquisition by Proffitt s of Younker s, Inc. effective February 3, 1996 and the Acquisition by Proffitt s of G.R. Herberger s, Inc. effective February 1, 1997 and (ii) any Permitted Acquisition after the Closing Date in an amount up to and including 10% of the Cost of Acquisition for such Permit-ted Acquisition shall be excluded from the computation of Consolidated EBITDA; provided further, however, that effective as of the effective date of any Acquisition for each Four-Quarter Period then and thereafter occurring until such Acquisition has been effective for a complete Four-Quarter Period.

               "Consolidated Financing Charges" means those charges owed and allocated to third parties with respect to accounts receivable securitizations transacted in the ordinary course of business.

               "Consolidated Fixed Charge Ratio" means, with respect to Proffitt's and its Subsidiaries for the Four-Quarter Period ending on the date of computation thereof, the ratio of (a) Consolidated EBITDA plus Consolidated
     Financing Charges plus, to the extent deducted in arriv-ing at Consolidated EBITDA, lease, rental and all other payments made in respect of or in connection with operat-ing leases, to (b) Consolidated Fixed Charges during such Four-Quarter Period.

               "Consolidated Fixed Charges" means, with re-spect to Proffitt's and its Subsidiaries, for the periods indicated, the sum of, without duplication, (i) Consoli-dated Interest Expense, plus (ii) to the extent deducted in arriving at Consolidated EBITDA, lease, rental and all other payments made in respect of or in connection with operating leases, plus (iii) current maturities of Con-solidated Funded Total Indebtedness, plus (iv) all divi-dends and other distributions (other than distributions in the form of any stock (including without limitation capital stock of Proffitt's), security, note or other instrument) paid during such period (regardless of when declared) on any shares of capital stock of Proffitt's then outstanding, including without limitation its Common Stock and its Preferred Stock, plus (v) Consolidated Financing Charges, all determined on a Consolidated basis in accordance with GAAP applied on a Consistent Basis; provided further, however, that effective as of the effective date of any Acquisition, such calculations shall be computed giving pro forma effect to such Acqui-sition for each Four-Quarter Period then and thereafter occurring until such Acquisition has been effective for a complete Four-Quarter Period.

               "Consolidated Funded Senior Indebtedness" means, at any time as of which the amount thereof is to be determined, (i) all Consolidated Funded Total Indebt-edness the outstanding, including without limitation any Loans, minus (ii) the aggregate principal amount of all Consolidated Subordinated Debt.

               "Consolidated Funded Total Indebtedness" means, at any time as of which the amount thereof is to be determined, all Indebtedness for Money Borrowed of the Borrower and its Subsidiaries (including, but not limited to, all current maturities and borrowings under short term loans) plus the face amount of all issued and out-standing standby letters of credit and all obligations (to the extent not duplicative) arising under such let-ters of credit, all determined on a Consolidated basis in accordance with GAAP applied on a Consistent Basis.

               "Consolidated Interest Expense" means, with respect to any period of computation thereof, the gross interest expense of Proffitt's and its Subsidiaries, including without limitation (i) the amortization of debt discounts, (ii) the amortization of all fees (including, without limitation, fees payable in respect of a Swap Agreement) payable in connection with the incurrence of Indebtedness to the extent included in interest expense and (iii) the portion of any payments made in connection with Capital Leases allocable to interest expense, all determined on a Consolidated basis in accordance with GAAP applied on a Consistent Basis.

               "Consolidated Net Income" means, for any period of computation thereof, the net income of Proffitt's and its Subsidiaries as determined on a Consolidated basis in accordance with GAAP applied on a Consistent Basis; but excluding as income: (i) net gains on the sale, conver-sion or other disposition of capital assets, net gains on the acquisition, retirement, sale or other disposition of capital stock and other securities of Proffitt s or its Subsidiaries, and net gains on the collection of proceeds of life insurance policies, which net gains in the aggre-gate during any Four-Quarter Period exceed $200,000, (ii) any write-up of any asset, and (iii) any other net gain or credit of an extraordinary nature, all determined in accordance with GAAP applied on a Consistent Basis.

               "Consolidated Subordinated Debt" means at any time as of which the amount thereof is to be determined, the sum of the following in respect of Proffitt's and its Subsidiaries determined on a Consolidated basis: (i) the Convertible Subordinated Debentures, (ii) the Junior Subordinated Debentures, (iii) the Parisian Senior Subor-dinated Notes and (iv) all other Consolidated Funded Total Indebtedness which is by its terms subordinate in all respects to the Loans as required by, and in sub-stance acceptable to, the Agent.

               "Contingent Obligation" of any Person means (i) all contingent liabilities required (or which, upon the creation or incurring thereof, would be required) to be included in the Consolidated financial statements (in-cluding footnotes) of such Person in accordance with GAAP applied on a Consistent Basis, including Statement No. 5 of the Financial Accounting Standards Board, (ii) all reimbursement obligations of such Person with respect to any letter of credit and all obligations of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including obligations of such Person however incurred:

                    (i)  to purchase such Indebtedness or other
                         obligation or any property or assets con-stituting security therefor;
                    (ii) to advance or supply funds in any manner
                         (i) for the purchase or payment of such
                         Indebtedness or other obligation, or (ii) to maintain a minimum working capital, net worth or other balance sheet condition or any income statement condition of the pri-mary obligor;
                   (iii) to grant or convey any lien, security
                         interest, pledge charge or other en-
                         cumbrance on any property or assets
                         of such Person to secure payment of
                         such Indebtedness or other
                         obligation;
                    (iv) to lease property or to purchase securi-
                         ties or other property or services primar-ily for the purpose of assuring the owner or holder of such Indebtedness or obliga-tion of the ability of the primary obligor to make payment of such Indebtedness or other obligation;
                    (v) otherwise to assure the owner of the In-debtedness or such obligation of the pri-mary obligor against loss in respect thereof;

with respect to Contingent Obligations (such as litigation, guarantees and pension plan liabilities), such liabilities shall be computed at the amount which, in light of all the facts and circumstances existing at the time, represent the present value of the amount which can reasonably be expected to become an actual or matured liability.

          "Convertible Subordinated Debentures" means the 4 3/4% Convertible Subordinated Debentures Due 2003 of Proffitt's in the aggregate principal amount of $86,250,000 issued pursuant to that certain Indenture dated as of October 26, 1993, between Proffitt's and Union Planters National Bank, as trustee (the "Convertible Subordinated Debentures Inden-ture").

          "Cost of Acquisition" means, as at the date of closing any Acquisition, the sum of the following: (i) the value of the capital stock or warrants or options to acquire capital stock of Proffitt s or any Subsidiary to be trans-ferred in connection therewith, (ii) any cash or other proper-ty (excluding property described in clause (i)) or the unpaid principal amount of any debt instrument given as consideration in such Acquisition, and (iii) any Indebtedness or liabilities assumed by the Proffitt s or its Subsidiaries in connection with such Acquisition. For purposes of determining the Cost of Acquisition for any transaction, (A) the capital stock of Proffitt s shall be valued (I) at its market value as reported on the Nasdaq National Market System or any national securi-ties exchange with respect to shares that are freely trade-able, and (II) with respect to shares that are not freely tradeable, as determined by the Board of Directors of Proffitt s, (B) the capital stock of any Subsidiary shall be valued as determined by the Board of Directors of such Subsid-iary, and (C) with respect to any Acquisition accomplished pursuant to the exercise of options or warrants or the conver-sion of securities, the Cost of Acquisition shall include both the cost of acquiring such option, warrant or convertible security as well as the cost of exercise or conversion;

          "Credit Facilities Agreement" shall mean that certain Credit Facilities and Reimbursement Agreement, dated as of [
   ], among Proffitt s, Inc., as Borrower, each Lender party thereto and NationsBank of Texas, National Association, in its capacity as Agent for the Lenders, as amended and modified up
to [      ]

          "Four-Quarter Period" means a period of four full consecutive quarterly periods, taken together as one account-ing period, and in the event any such fiscal quarterly period occurs prior to the effective date of any Acquisition, or is the period in which such effective date occurs (each a "Pre-Acquisition Period"), all financial statements, data, computa-tions and determinations for such Four-Quarter Period shall be made on a pro forma basis for each Pre-Acquisition Period giving effect to such Acquisition for all prior periods.

          "Indebtedness" means with respect to any Person, without duplication, all Indebtedness for Money Borrowed, all indebtedness of such Person for the acquisition of property, all indebtedness secured by any Lien on the property of such Person whether or not such indebtedness is assumed, all lia-bility of such Person by way of endorsements (other than for collection or deposit in the ordinary course of business), all Contingent Obligations, all Rate Hedging Obligations, that portion of obligations with respect to Capital Leases which in accordance with GAAP is classified as a liability on a balance sheet; but excluding all accounts payable and accruals, in each case in the ordinary course of business and only so long as payment therefor is due within one year; provided that in no event shall the term Indebtedness include surplus and retained earnings, minority interest in Subsidiaries, lease obligations (other than pursuant to Capital Leases or as described in clause (d) of the definition of "Contingent Obligation"), reserves for deferred income taxes and investment credits, other deferred credits and reserves, and deferred compensation obligations.

          "Indebtedness for Money Borrowed" means for any Person all Indebtedness in respect of money borrowed, includ-ing without limitation all Capital Leases and the deferred purchase price of any property or asset, evidenced by a prom-issory note, bond or similar written obligation for the pay-ment of money (including, but not limited to, conditional sales or similar title retention agreements);

          "Junior Subordinated Debentures" means the 7.5%
Junior Subordinated Debentures Due March 31, 2004 of
Proffitt's issued in the original aggregate principal amount of $17,500,000.

          "Lender" shall mean each lender having executed and delivered a signature page to the Credit Facilities Agreement or an instrument of assignment with respect to the Credit Facilities Agreement pursuant to Section 11.01 thereof on or prior to June

          "Lien" means any interest in property securing any obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purposes of this Agreement, Proffitt s and its Subsidiaries shall be deemed to be the owners of any property which either of them have acquired or hold subject to a conditional sale agreement, financing lease, or other ar-rangement pursuant to which title to the property has been retained by or vested in some other Person for security pur-poses.

          "Loan" or "Loans" means any of the Revolving Credit
Loans or Swing Line Loans.

          "Rate Hedging Obligations" means any and all obliga-tions of Proffitt s, whether absolute or contingent and howso-ever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party s assets, liabilities or exchange transactions, including, but not limited to, U.S. dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts, warrants and those commonly known as interest rate "swap" agreements; and (b) any and all cancellations, buybacks, reversals, termi-nations or assignments of any of the foregoing.

          "Revolving Credit Facility" means the facility described in Section 2.01 of the Credit Facilities Agreement providing for Loans to the Borrower by the Lenders in the aggregate principal amount equal to (i) the lesser of the Borrowing Base and the Total Revolving Credit Commitment, less
(ii) the aggregate principal amount of Swing Line Outstanding and Outstanding Letters of Credit.

          "Revolving Credit Loan" means a Loan made pursuant to the Revolving Credit Facility (but specifically excludes all Swing Line Loans).

          "Swing Line Loans" means Loans made by NationsBank of
Texas, National Association to the Borrower pursuant to
Section 2.02 of the Credit Facilities Agreement.

          "Swing Line Outstandings" means as of any date of determination, the aggregate principal amount of all Swing
Line Loans then outstanding.


                                                      EXHIBIT G
                                             TO THE CERTIFICATE
                                             PURCHASE AGREEMENT


                          PROCEEDINGS

                   [To come from Proffitt's]